                                                                   EXHIBIT 10.21

================================================================================

                                CREDIT AGREEMENT


                          Dated as of November 26, 2002


                                      among


                                DIGITALNET, INC.,
                                as the Borrower,


                           DIGITALNET HOLDINGS, INC.,
                                 as a Guarantor,


                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                 and L/C Issuer,

                          MADISON CAPITAL FUNDING LLC,
                              as Syndication Agent,

                                       and

               MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH
                        BUSINESS FINANCIAL SERVICES INC.
                             as Documentation Agent

                                       and

                         The Other Lenders Party Hereto


                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS

     Section                                                                                             Page
     -------                                                                                             ----
ARTICLE I.      DEFINITIONS AND ACCOUNTING TERMS............................................................1
     1.01       Defined Terms...............................................................................1
     1.02       Other Interpretive Provisions..............................................................28
     1.03       Accounting Terms...........................................................................29
     1.04       Rounding...................................................................................29
     1.05       References to Agreements and Laws..........................................................30
     1.06       Times of Day...............................................................................30
     1.07       Letter of Credit Amounts...................................................................30
     1.08       Borrowing Base.............................................................................30

ARTICLE II.     THE COMMITMENTS AND CREDIT EXTENSIONS......................................................31
     2.01       Revolving Credit Loans.....................................................................31
     2.02       Term Loan..................................................................................32
     2.03       Conversions and Continuations of Revolving Credit Loans and Term Loan......................33
     2.04       Letters of Credit..........................................................................35
     2.05       Swing Line Loans...........................................................................42
     2.06       Prepayments................................................................................44
     2.07       Termination or Reduction of Revolving Credit Commitments...................................48
     2.08       Repayment of Loans.........................................................................49

ARTICLE III.    GENERAL LOAN PROVISIONS....................................................................50
     3.01       Interest...................................................................................50
     3.02       Fees.......................................................................................50
     3.03       Computation of Interest and Fees...........................................................51
     3.04       Evidence of Debt...........................................................................51
     3.05       Payments Generally.........................................................................52
     3.06       Sharing of Payments........................................................................53
     3.07       Security...................................................................................54

ARTICLE IV.     TAXES, YIELD PROTECTION AND ILLEGALITY.....................................................54
     4.01       Taxes......................................................................................54
     4.02       Illegality.................................................................................55
     4.03       Inability to Determine Rates...............................................................56
     4.04       Increased Cost and Reduced Return; Capital Adequacy........................................56
     4.05       Funding Losses.............................................................................56
     4.06       Matters Applicable to all Requests for Compensation........................................57
     4.07       Survival...................................................................................57

ARTICLE V.      CONDITIONS PRECEDENT TO CREDIT EXTENSIONS..................................................58
     5.01       Conditions of Initial Credit Extension.....................................................58
     5.02       Conditions to all Credit Extensions........................................................64

ARTICLE VI.     REPRESENTATIONS AND WARRANTIES.............................................................65
     6.01       Existence, Qualification and Power; Compliance with Laws...................................65
     6.02       Authorization; No Contravention............................................................65
     6.03       Governmental Authorization; Other Consents.................................................65
     6.04       Binding Effect.............................................................................66
     6.05       Financial Statements; No Material Adverse Effect...........................................66

                                        i
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
     6.06       Litigation.................................................................................67
     6.07       No Default.................................................................................67
     6.08       Ownership of Property; Liens...............................................................67
     6.09       Environmental Compliance...................................................................68
     6.10       Insurance..................................................................................69
     6.11       Taxes......................................................................................69
     6.12       ERISA Compliance...........................................................................69
     6.13       Subsidiaries...............................................................................70
     6.14       Margin Regulations; Investment Company Act; Public Utility Holding Company Act.............71
     6.15       Disclosure.................................................................................71
     6.16       Compliance with Laws.......................................................................71
     6.17       Intellectual Property; Licenses, Etc.......................................................72
     6.18       Employee Relations.........................................................................72
     6.19       Material Government Contracts..............................................................72
     6.20       Burdensome Provisions......................................................................72
     6.21       Survival of Representations and Warranties, Etc............................................73

ARTICLE VII.    AFFIRMATIVE COVENANTS......................................................................73
     7.01       Financial Statements.......................................................................73
     7.02       Certificates; Other Information............................................................75
     7.03       Notices....................................................................................76
     7.04       Payment of Obligations.....................................................................77
     7.05       Preservation of Existence, Etc.............................................................77
     7.06       Maintenance of Properties..................................................................77
     7.07       Maintenance of Insurance...................................................................77
     7.08       Compliance with Laws.......................................................................78
     7.09       Environmental Laws.........................................................................78
     7.10       Compliance with ERISA......................................................................79
     7.11       Compliance With Agreements.................................................................79
     7.12       Books and Records..........................................................................79
     7.13       Inspection Rights..........................................................................79
     7.14       Use of Proceeds............................................................................80
     7.15       Additional Subsidiaries....................................................................80
     7.16       Swap Contracts.............................................................................80
     7.17       Proceeds of Equity or Indebtedness; Escrow and Indemnification Payments....................81
     7.18       Further Assurances.........................................................................81

ARTICLE VIII.   NEGATIVE COVENANTS.........................................................................81
     8.01       Liens......................................................................................81
     8.02       Investments................................................................................83
     8.03       Indebtedness...............................................................................86
     8.04       Fundamental Changes........................................................................88
     8.05       Dispositions...............................................................................89
     8.06       Restricted Payments........................................................................90
     8.07       Limitations on Exchange and Issuance of Capital Stock......................................91
     8.08       Change in Nature of Business...............................................................91
     8.09       Accounting Changes; Organizational Documents...............................................91
     8.10       Transactions with Affiliates...............................................................91
     8.11       Burdensome Agreements......................................................................92
     8.12       Use of Proceeds............................................................................92
     8.13       Impairment of Security Interests...........................................................93

                                       ii

     8.14       Amendments, Payments and Prepayments of Subordinated Indebtedness..........................93
     8.15       Acquisition Documents......................................................................94
     8.16       Equity Purchase Agreement..................................................................94
     8.17       Financial Covenants........................................................................94
     8.18       Capital Expenditures.......................................................................96

ARTICLE IX.     GUARANTY OF HOLDINGS.......................................................................96
     9.01       Guaranty of Obligations....................................................................96
     9.02       Nature of Guaranty.........................................................................96
     9.03       Waivers....................................................................................97
     9.04       Modification of Loan Documents, Etc........................................................98
     9.05       Demand by Administrative Agent.............................................................99
     9.06       Remedies...................................................................................99
     9.07       Reinstatement.............................................................................100
     9.08       Payments..................................................................................100
     9.09       No Subrogation............................................................................101

ARTICLE X.      EVENTS OF DEFAULT AND REMEDIES............................................................101
     10.01      Events of Default.........................................................................101
     10.02      Remedies Upon Event of Default............................................................104
     10.03      Application of Funds......................................................................104

ARTICLE XI.     ADMINISTRATIVE AGENT......................................................................105
     11.01      Appointment and Authorization of Administrative Agent.....................................105
     11.02      Delegation of Duties......................................................................106
     11.03      Liability of Administrative Agent.........................................................107
     11.04      Reliance by Administrative Agent..........................................................107
     11.05      Notice of Default.........................................................................108
     11.06      Credit Decision; Disclosure of Information by Administrative Agent........................108
     11.07      Indemnification of Administrative Agent...................................................108
     11.08      Administrative Agent in its Individual Capacity...........................................109
     11.09      Successor Administrative Agent............................................................109
     11.10      Administrative Agent May File Proofs of Claim.............................................110
     11.11      Collateral and Guaranty Matters...........................................................111
     11.12      Other Agents; Arrangers and Managers......................................................111

ARTICLE XII.    MISCELLANEOUS.............................................................................112
     12.01      Amendments, Etc...........................................................................112
     12.02      Notices and Other Communications; Facsimile Copies........................................113
     12.03      No Waiver; Cumulative Remedies............................................................114
     12.04      Attorney Costs, Expenses and Taxes........................................................115
     12.05      Indemnification...........................................................................115
     12.06      Payments Set Aside........................................................................116
     12.07      Successors and Assigns....................................................................116
     12.08      Confidentiality...........................................................................120
     12.09      Set-off...................................................................................120
     12.10      Interest Rate Limitation..................................................................121
     12.11      Counterparts..............................................................................121
     12.12      Integration...............................................................................121
     12.13      Survival of Representations and Warranties................................................121
     12.14      Severability..............................................................................122
     12.15      Tax Forms.................................................................................122

     12.16      Replacement of Lenders....................................................................124
     12.17      Governing Law.............................................................................124
     12.18      Waiver of Right to Trial by Jury..........................................................125
     12.19      Entire Agreement..........................................................................125

     SIGNATURES...........................................................................................S-1

                             EXHIBITS AND SCHEDULES

SCHEDULES

     2.01     Commitments and Commitment Percentages
     6.01     Jurisdictions of Organization and Qualification
     6.05     Material Indebtedness
     6.12(a)  ERISA Matters
     6.12(d)  Transactions Subject to ERISA Sections 4069 and 4212(c)
     6.13     Subsidiaries and Other Equity Investments
     6.17     Intellectual Property Matters
     6.18     Employee Relations
     6.19     Material Government Contracts
     8.01     Existing Liens
     8.03     Existing Indebtedness
     12.02    Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

     FORM OF:

     A        Loan Notice
     B        Swing Line Loan Notice
     C        Note
     D        Compliance Certificate
     E        Borrowing Base Certificate
     F        Assignment and Assumption
     G        Subsidiary Guaranty Agreement
     H        Collateral Agreement

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("AGREEMENT") is entered into as of November 26, 2002, among DIGITALNET, INC., a Delaware corporation (the "BORROWER"), DIGITALNET HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, MADISON CAPITAL FUNDING LLC, as Syndication Agent and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Documentation Agent.

     Holdings and the Borrower has requested that the Lenders provide a revolving credit facility and a term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01     DEFINED TERMS.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "ACCOUNT DEBTOR" means any Person who is or who may become obligated to the Borrower or any of its Subsidiaries under or on account of an Account.

     "ACCOUNTS" means all "accounts" (as defined in the UCC) of the Borrower or any of its Subsidiaries, including without limitation all present or future accounts receivable, all rights to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered, whether or not earned by performance, all rights in any merchandise or goods which any of the same may represent, all notes receivable, book debts, notes, bills, drafts, acceptances, choses in action, contract rights, instruments and documents and all sums of money due or to become due thereon and all proceeds thereof and all rights, title, security interests and guarantees with respect to each of the foregoing.

     "ACQUISITION" means the acquisition of one hundred percent (100%) of the issued and outstanding membership interest of the Target by the Borrower and the other transactions contemplated by the Acquisition Agreement and the other Acquisition Documents.

     "ACQUISITION AGREEMENT" means the Purchase Agreement dated as of September 27, 2002, by and among Holdings, the Borrower, GetronicsWang Co. L.L.C., and the Target, as amended, restated, supplemented or otherwise modified pursuant to the terms and conditions set forth in this Agreement; PROVIDED that the Administrative Agent shall have approved any material amendment, supplement or other modification thereto (including, without limitation, the waiver of any material condition to closing).

     "ACQUISITION DOCUMENTS" means the Acquisition Agreement and all exhibits and schedules thereto and each other document, instrument, certificate and agreement executed or delivered by Holdings, the Borrower or any Subsidiary thereof in connection with the Acquisition Agreement or otherwise referred to therein or contemplated thereby (other than the Loan Documents and the Senior Subordinated Loan Documents), all as amended, restated, supplemented or otherwise modified pursuant to the terms and conditions set forth in this Agreement.

     "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with the provisions contained herein.

     "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 12.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "AGENT-RELATED PERSONS" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

     "AGREEMENT" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     "APPLICABLE RATE" means the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 7.02(b):

                                             APPLICABLE RATE
---------------------------------------------------------------------------------------------------
                                                       EURODOLLAR RATE LOANS      BASE RATE LOANS
                                                       ----------------------   -------------------
                                                        REVOLVING
                                                        CREDIT LOANS            REVOLVING
PRICING    CONSOLIDATED TOTAL            COMMITMENT    AND LETTER OF    TERM      CREDIT     TERM
 LEVEL     LEVERAGE RATIO                   FEE          CREDIT FEE     LOAN       LOANS     LOAN
-------    ------------------------      ----------    -------------   ------   ---------   -------
   4       Greater than or equal to        0.625%           4.00%       4.50%      3.00%     3.50%
           3.5:1.0

   3       Less than 3.5:1.0, but          0.500%           3.75%       4.50%      2.75%     3.50%
           greater than or equal to
           3.0:1.0

   2       Less than 3.0:1.0, but          0.500%           3.50%       4.50%      2.50%     3.50%
           greater than or equal to
           2.5:1.0

   1       Less than 2.5:1.0               0.500%           3.25%       4.50%      2.25%     3.50%

     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to SECTION 7.02(b); PROVIDED, that if a Compliance Certificate is not delivered when due in accordance with such SECTION 7.02(b), then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such time as such Compliance Certificate is delivered. For the period from the Closing Date to the first Business Day immediately following the date of delivery of a Compliance Certificate for the Fiscal Year ended December 31, 2002, the Applicable Rate shall remain at Pricing Level 3.

     "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "ASSIGNMENT AGREEMENT" has the meaning set forth in the Collateral
Agreement.

     "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of EXHIBIT F.

     "ASSIGNMENT OF CLAIMS ACT" means Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

     "ATTORNEY COSTS" means and includes all reasonable fees, out of pocket expenses and disbursements of any law firm or other external counsel.

     "ATTRIBUTABLE INDEBTEDNESS" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

     "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in SECTION 5.01(c)(i).

     "AVAILABILITY PERIOD" means the period from and including the Closing Date to the earliest of (a) the Revolving Credit Maturity Date, (b) the date of termination of all Revolving Credit Commitments pursuant to SECTION 2.07, and
(c) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to SECTION 10.02.

     "BANK OF AMERICA" means Bank of America, N.A., a national banking association, and its successors.

     "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

     "BORROWER" has the meaning set forth in the introductory paragraph hereto.

     "BORROWING" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.

     "BORROWING BASE" means, as of any date of determination and subject to
SECTION 1.08 and the following sentence, the sum of:

     (a)      90% of Eligible Federal Government Prime Billed Accounts,

     (b)      85% of Eligible Federal Government Subcontracted Billed Accounts,

     (c)      the lesser of:

              (i) the sum of (A) 50% of Eligible Federal Government Prime Unbilled Accounts and (B) 50% of Eligible Federal Government Subcontracted Unbilled Accounts, and

              (ii)     $7,500,000, and

     (d)      80% of Eligible Commercial Billed Accounts.

     "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of EXHIBIT E, properly completed and signed by a Responsible Officer of the Borrower, and accompanied by a reasonably detailed summary with listings and agings of all Collateral, all in form and detail satisfactory to Administrative Agent.

     "BORROWING LIMIT" means, as of any date of determination, the lesser of (a) the Revolving Credit Commitments and (b) the Borrowing Base.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "CAPITAL ASSET" means, with respect to Holdings and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a consolidated balance sheet of Holdings and its Subsidiaries.

     "CAPITAL EXPENDITURES" means with respect to Holdings and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by Holdings and its Subsidiaries during such period, as determined in accordance with GAAP MINUS, to the extent included in the foregoing, expenditures made by Holdings and its Subsidiaries during such period (i) with the proceeds of insurance or a condemnation claim to restore or replace property or assets to the condition of such property or assets immediately prior to any damage, loss, destruction or condemnation of the same, (ii) pursuant to Section 8.02(f), (iii) with the proceeds of indemnification with respect to a loss of Capital Assets, (iv) as a tenant in the nature of leasehold improvements, to the extent reimbursed by the landlord or (v) in connection with the trade-in of property or assets pursuant to Section 8.05(c).

     "CASH COLLATERALIZE" has the meaning set forth in SECTION 2.03(g).

     "CHANGE OF CONTROL" means, an event or series of events by which:

     (a) at any time, Holdings shall fail to own one hundred percent (100%) of the equity securities of the Borrower entitled to vote in the election of members of the board of directors of the Borrower; or

     (b) at any time, the Borrower or one or more of its Subsidiaries shall fail to own one hundred percent (100%) of the capital stock or other ownership interests of each of the Borrower's Subsidiaries, except to the extent permitted pursuant to Section 8.04; or

     (c) prior to the consummation of any IPO, GTCR Fund VII and GTCR Co-Invest shall fail to collectively own fifty and one tenth percent (50.1%) or more of the capital stock of Holdings; or

     (d) following the consummation of any IPO, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than GTCR Fund VII or GTCR Co-Invest, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

     "CLOSING DATE" means the first date all the conditions precedent in SECTION
5.01 are satisfied or waived in accordance with SECTION 5.01 (or, in the case of SECTION 5.01(c), waived by the Person entitled to receive the applicable payment).

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" means the collateral security for all or a portion of the Obligations pledged or granted pursuant to the Security Documents.

     "COLLATERAL AGREEMENT" means that certain Collateral Agreement dated as of the date hereof, executed by each of the Loan Parties in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT F.

     "COMMITMENT" means, as to each Lender, the sum of such Lender's Revolving Credit Commitment and Term Loan Commitment, in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "COMPENSATION PERIOD" has the meaning set forth in SECTION 3.05(c).

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

     "CONSOLIDATED CASH INTEREST CHARGES" means, for any period, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the cash interest paid during such period, as determined in accordance with GAAP for purposes of the cash flow statement (excluding, to the extent included in cash interest paid for such period, without duplication, (i) prepayment penalties, (ii) fees paid in connection with the Senior Subordinated Notes, (iii) underwriting, commitment and arranging fees and (iv) legal fees and expenses and other charges in connection with Indebtedness) and (b) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "CONSOLIDATED EBITDA" means, for any period, for Holdings and its Subsidiaries on a consolidated basis, without duplication, an amount equal to Consolidated Net Income for such period PLUS (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes (and any franchise, single business, unitary or withholding taxes imposed in lieu of income taxes) payable by Holdings and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) placement fees payable pursuant to Paragraph 4 of the Professional Services Agreement (but excluding management fees payable pursuant to Paragraph 5 of the Professional Services Agreement) to the extent permitted to be paid under Section 8.10, (v) each of the items described in the following clauses (A), (B) and (C), to the extent approved by the Administrative Agent (and, with respect to clause (B), the Required Lenders), such approval not to be unreasonably withheld: (A) non-capitalized fees, expenses and payments made or incurred pursuant to the Loan Documents, the Senior Subordinated Note Documents, the Acquisition Documents, any Permitted Acquisition (whether or not consummated), and any other financing event or transaction permitted under the Loan Documents (whether or not consummated), (B) purchase accounting adjustments, cost savings incurred, and severance or relocation expenses, in each case, in connection with the Acquisition or any Permitted Acquisition, and (C) expenditures with respect to which an indemnification right exists, to the extent such expenditures are reasonably likely to be reimbursed by third parties, as reasonably determined by the Borrower and (vi) other expenses of Holdings and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and MINUS (b) all non-cash items increasing Consolidated Net Income for such period; PROVIDED that Holdings, the Borrower, the Lenders and the Administrative Agent hereby acknowledge and agree that (A) with respect to the Fiscal Quarter ending December 31, 2001, Consolidated EBITDA shall be deemed to equal $8,874,000 for such Fiscal Quarter, (B) with respect to the Fiscal Quarter ending March 31, 2002, Consolidated EBITDA shall be deemed to equal $7,660,000 for such Fiscal Quarter, (C) with respect to the Fiscal Quarter ending June 30, 2002, Consolidated EBITDA shall be deemed to equal $11,979,000 for such Fiscal Quarter and (D) with respect to the Fiscal Quarter ending September 30, 2002, Consolidated EBITDA shall be deemed to equal $9,651,000 for such Fiscal Quarter; PROVIDED FURTHER that for the purposes of determining Consolidated EBITDA for any period during which the Acquisition or any Permitted Acquisition is consummated, Consolidated EBITDA shall be adjusted to give effect to the consummation of the Acquisition or such Permitted Acquisition, as applicable, on a PRO FORMA basis in accordance with GAAP, as if the Acquisition or such Permitted Acquisition, as applicable, occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Administrative Agent.

     "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the following determined on a consolidated basis, for Holdings and its Subsidiaries in accordance with GAAP: (a) Consolidated Cash Interest Charges for such period,
(b) dividends paid in cash to the shareholders of Holdings for such period and
(c) the amount of scheduled principal payments (as reduced by mandatory prepayments pursuant to SECTION 2.06(c) and (e)) with respect to Indebtedness for such period; PROVIDED that solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any Fiscal Quarter during Fiscal Year 2006 and Fiscal Year 2007, scheduled principal payments with respect to Term Loans hereunder shall be deemed to equal the lesser of (a) the actual amount of such scheduled principal payments during any such Fiscal Quarter and
(b) $2,500,000 for each such Fiscal Quarter. None of the foregoing shall release or otherwise limit the obligation of the Borrower to repay in full the actual outstanding amount of the Term Loans in accordance with the terms hereof; PROVIDED FURTHER that the rollover of the Senior Subordinated Bridge Notes into the Senior Subordinated Rollover Notes shall not be deemed to be a scheduled principal payment pursuant to clause (c) above.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended LESS (ii) Capital Expenditures made during such period LESS (iii) cash taxes paid during such period TO (b) Consolidated Fixed Charges for such period.

     "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the accreted value of all obligations, whether current or long-term, which are for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial) in excess of $2,000,000 in the aggregate, bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Holdings or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Holdings or such Subsidiary.

     "CONSOLIDATED INTEREST CHARGES" means, for any period, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Holdings and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Holdings and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, for Holdings and its Subsidiaries on a consolidated basis, the net income of Holdings and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period; PROVIDED that there shall be excluded from Consolidated Net Income (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which Holdings or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid to Holdings or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Holdings or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

     "CONSOLIDATED SENIOR FUNDED INDEBTEDNESS" means, as of any date of determination, (a) Consolidated Funded Indebtedness as of such date LESS (b) any outstanding Subordinated Indebtedness, including, without limitation, the Senior Subordinated Notes.

     "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Senior Funded Indebtedness as of such date TO (b) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended.

     "CONSOLIDATED TOTAL LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date TO (b) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CONTROL" has the meaning set forth in the definition of "Affiliate."

     "CREDIT EXTENSION" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "CSOC CONTRACT" means the NASA/CSOC Subcontract to Lockheed Martin Space Operations Company (subcontract SMS-C-8000).

     "CSOC LITIGATION" means the lawsuit captioned GETRONICS GOVERNMENT SOLUTIONS, L.L.C. v. LOCKHEED MARTIN SPACE OPERATIONS COMPANY, Case No. 2002-05998 (Harris County, Texas), and all claims and counterclaims related thereto.

     "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "DEFAULT RATE" means an interest rate equal to (a) the Base Rate or Eurodollar Rate, as applicable, PLUS (b) the Applicable Rate PLUS (c) 2% per annum.

     "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, the Term Loan, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "DISPOSITION PROCEEDS" has the meaning set forth in SECTION 2.06(e).

     "DOLLAR" and "$" mean lawful money of the United States.

     "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of any political subdivision of the United States (other than Puerto Rico).

     "ELIGIBLE ASSIGNEE" has the meaning set forth in SECTION 12.07(g).

     "ELIGIBLE COMMERCIAL BILLED ACCOUNT" means, at any date of determination, subject to modification by the Administrative Agent pursuant to SECTION 1.08, the face value of each Account (other than any Account that arises out of a Federal Governmental Contract) which is bona fide, non-contingent, existing obligation of the named Account Debtor actually and absolutely owing to the Borrower or any Subsidiary thereof and arising from the sale and delivery of merchandise or the rendering of services to such Account Debtor in the ordinary course of the Borrower's or any of its Subsidiaries' business, as presently conducted for which the Account Debtor has been billed and which Account satisfies and continues to satisfy the following requirements:

              (a) The Account does not arise out of transactions with an employee, officer, agent, director, stockholder or other Affiliate of the Borrower or any Subsidiary thereof except, with respect to Affiliates, to the extent such transaction is permitted pursuant to Section 8.10;

              (b) The Account is evidenced by an invoice and has not remained unpaid for a period exceeding ninety (90) days or more beyond the invoice date of the invoice;

              (c) The Account is not due from an Account Debtor whose debt on Accounts that are unpaid ninety (90) days or more after the invoice date of the respective invoices exceeds fifty percent (50%) of such Account Debtor's total debt to the Borrower and its Subsidiaries (excluding, with respect to Lockheed Martin Space Operations Company, any Account which is payable under, or in any way related to, the CSOC Contract);

              (d) The Account is a valid, legally enforceable obligation of the Account Debtor and no offset (including, without limitation, discounts, advertising allowances, counterclaims or contra accounts) or other defense on the part of such Account Debtor or any claim on the part of such Account Debtor denying liability thereunder has been asserted; PROVIDED, HOWEVER, that if the Account is subject to any such offset, defense or claim, or any inventory related thereto has been returned, such account shall not be an Eligible Commercial Billed Account only to the extent of the maximum amount of such offset, defense, claim or return and the balance of such Account, if it otherwise represents a valid, uncontested and legally enforceable obligation of the Account Debtor and meets all of the other criteria for eligibility set forth herein, shall be considered an Eligible Commercial Billed Account;

              (e) The Account Debtor is not the subject of any bankruptcy or insolvency proceeding of any kind;

              (f) If the Account Debtor is located outside of the United States, the Account (x) is payable in the full amount of the face value of the Account in United States Dollars and is supported by an irrevocable letter of credit issued by a United States financial institution, satisfactory to the Administrative Agent in its reasonable discretion, or
     (y) is credit guaranteed in full by a Foreign Credit Insurance Association ("FCIA") insurance policy or such similar policy reasonably acceptable to the Administrative Agent;

              (g) The services have been performed or the subject merchandise has been shipped or delivered on open Account to the named Account Debtor on an absolute sale basis and not on a bill-and-hold, consignment, on approval or subject to any other repurchase or return agreement and no material part of the subject goods has been returned;

              (h) Other than pursuant to the Security Documents, the Account is not subject to any Lien or security interest whatsoever;

              (i) The Account is not evidenced by chattel paper or an instrument of any kind;

              (j) The Account is not due from an Account Debtor whose total obligation to the Borrower and its Subsidiaries, on a consolidated basis, on Accounts exceeds fifteen percent (15%) of the aggregate amount of the Borrowing Base; PROVIDED, HOWEVER, that the Account shall not be an Eligible Commercial Billed Account only to the extent of such excess, if it otherwise represents a valid, uncontested and legally enforceable obligation of the Account Debtor and meets all of the other criteria for eligibility set forth herein; and

              (k) The Account has not been turned over to any Person that is not a Subsidiary or Affiliate of the Borrower for collection.

     "ELIGIBLE FEDERAL GOVERNMENT PRIME BILLED ACCOUNT" means, at any date of determination, subject to modification by the Administrative Agent pursuant to
SECTION 1.08, the face value of each Account arising out of a Federal Governmental Prime Contract which is bona fide, non-contingent, existing obligation of the named Account Debtor actually and absolutely owing to the Borrower or any Subsidiary thereof and arising from the sale and delivery of merchandise or the rendering of services to such Account Debtor in the ordinary course of the Borrower's or any of its Subsidiaries' business as presently conducted for which the Account Debtor has been billed and that (a) the Borrower or such Subsidiary shall have satisfied the requirements of the Security Documents with respect to the Assignment of Claims Act, as amended and (b) the Account satisfies and continues to satisfy requirements contained in clauses
(b), (c), (d), (g), (h), (i) and (k) of the definition of Eligible Commercial Billed Account; PROVIDED, that with regard to clauses (b) and (c) of such definition, the ninety (90) day period shall be deemed to be one-hundred twenty
(120) days for determining Eligible Federal Government Prime Billed Accounts.

     "ELIGIBLE FEDERAL GOVERNMENT PRIME UNBILLED ACCOUNT" means, at any date of determination thereof, subject to modification by the Administrative Agent pursuant to SECTION 1.08, the face value of each Account which would be an Eligible Federal Government Prime Billed

Account, but for the fact such Account has not been invoiced as a result of normal frequency of billing under the particular contract, or as a result of government delays in the preparation of contract documents and which will be invoiced within thirty (30) days of the "as of" date of the particular Borrowing Base Certificate.

     "ELIGIBLE FEDERAL GOVERNMENT SUBCONTRACTED BILLED ACCOUNT" means, at any date of determination, subject to modification by the Administrative Agent pursuant to SECTION 1.08, the face value of each Account arising out of a Federal Governmental Subcontract which is bona fide, non-contingent, existing obligation of the named Account Debtor actually and absolutely owing to the Borrower or any Subsidiary thereof and arising from the sale and delivery of merchandise or the rendering of services to such Account Debtor in the ordinary course of the Borrower's or any of its Subsidiaries' business as presently conducted for which the Account Debtor has been billed and that the Account satisfies and continues to satisfy requirements contained in clauses (a) through
(k) (other than clause (j)) of the definition of Eligible Commercial Billed Account; PROVIDED, that with regard to clauses (b) and (c) of such definition, the ninety (90) day period shall be deemed to be one-hundred twenty (120) days for determining Eligible Federal Government Subcontracted Billed Accounts; PROVIDED FURTHER that to the extent that the Eligible Federal Government Subcontracted Billed Accounts with respect to any single Account Debtor exceed the lesser of (a) 20% of the Borrowing Base and (b) $10,000,000, the amount of such excess shall be excluded from the calculation of Eligible Federal Government Subcontracted Billed Accounts.

     "ELIGIBLE FEDERAL GOVERNMENT SUBCONTRACTED UNBILLED ACCOUNT" means, at any date of determination thereof, subject to modification by the Administrative Agent pursuant to SECTION 1.08, the face value of each Account which would be an Eligible Federal Government Subcontracted Billed Account, but for the fact such Account has not been invoiced as a result of normal frequency of billing under the particular contract, or as a result of government delays in the preparation of contract documents and which will be invoiced within thirty (30) days of the "as of" date of the particular Borrowing Base Certificate.

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY CONTRIBUTION" has the meaning set forth in SECTION 5.01(d)(ii)(A).

     "EQUITY PURCHASE AGREEMENT" means the Purchase Agreement, dated as of September 7, 2001, by and among Holdings, GTCR Fund VII, GTCR Co-Invest, the J. Sunny Bajaj Trust, the Rueben Bajaj Trust and the Bajaj Family Limited Partnership and the Pearlstein Family, LLC, as amended, restated, supplemented or otherwise modified pursuant to the terms and conditions set forth in this Agreement.

     "EQUITY ROLLOVER" has the meaning set forth in SECTION 5.01(d)(ii)(B).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

     "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                           EURODOLLAR BASE RATE
                Eurodollar Rate  =  ------------------------------------
                                    1.00 - Eurodollar Reserve Percentage

              Where,

              "EURODOLLAR BASE RATE" means, for such Interest Period:

              (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

              (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

              (c)      if the rates referenced in the preceding clauses (a) and
     (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

              "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "EURODOLLAR RATE LOAN" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "EVENT OF DEFAULT" has the meaning set forth in SECTION 10.01.

     "EXCESS CASH FLOW" means, for any period of determination, the sum of, without duplication, (a) Consolidated EBITDA for such period, MINUS (b) income taxes (to the extent such taxes are paid in cash) and Consolidated Interest Charges and, in each case, deducted in the determination of Consolidated Net Income for such period, MINUS (c) all principal payments made in respect of Indebtedness during such period (whether scheduled payments or optional prepayments, but excluding mandatory prepayments required to be made pursuant to
Section 2.06(e)) MINUS (d) all Capital Expenditures made during such period (excluding Capital Expenditures made with the proceeds of Indebtedness), MINUS,
(e) cash payments funded from the earnings of the Borrower and its Subsidiaries and made during such period in connection with the Acquisition or a Permitted Acquisition, including, without limitation, indemnity payments, working capital and purchase price adjustments, earn outs or other contingent payments and transaction fees and expenses in connection therewith, MINUS (f) cash payments funded from the earnings of the Borrower and its Subsidiaries and made during such period to the extent permitted under Section 8.06(c) MINUS (g) cash payments funded from the earnings of the Borrower and its Subsidiaries and made in respect of placement fees payable pursuant to Paragraph 4 of the Professional Services Agreement (but excluding management fees payable pursuant to Paragraph 5 of the Professional Services Agreement) to the extent permitted to be paid under Section 8.10, MINUS (h) all non-cash credits or add-backs (including, any purchase accounting adjustments made in connection with the Acquisition or a Permitted Acquisition), in each case, to the extent included in the determination of Consolidated EBITDA for such period, MINUS (i) cash payments not otherwise subject to clause (f) above and made in respect of severance and relocation costs made in connection with the Acquisition or a Permitted Acquisition, MINUS (j) amounts permitted to be carried forward in accordance with Section 8.18, PLUS or MINUS, as applicable, (k) the net change in the working capital of Holdings and its Subsidiaries during such period.

     "EXISTING CREDIT AGREEMENT" means that certain Loan Agreement dated as of May 19, 2000 by and between SunTrust Bank and WangGovernment Services, Inc. (as ratified and assumed by the Target pursuant to the Ratification and Assumption Agreement dated as of October 2, 2000 by and between SunTrust Bank and the Target).

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "FEDERAL GOVERNMENTAL CONTRACT" means a Federal Governmental Prime Contract or a Federal Governmental Subcontract.

     "FEDERAL GOVERNMENTAL PRIME CONTRACT" means any written agreement, commitment, contract, instrument or other binding arrangement between the Borrower or any Subsidiary thereof and an agency, department or instrumentality of the United States where the Borrower or such Subsidiary is the prime contractor.

     "FEDERAL GOVERNMENTAL SUBCONTRACT" means any written agreement, commitment, contract, instrument or other binding arrangement between the Borrower or any Subsidiary thereof and any Person that is the prime contractor under a related contract with an agency, department or instrumentality of the United States where the Borrower or such Subsidiary is a subcontractor of such prime contractor.

     "FEE LETTER" means the letter agreement, dated September 27, 2002, as amended, restated, supplemented or otherwise modified on or prior to the date hereof, among the Borrower, the Administrative Agent, the Arranger and the other parties thereto.

     "FISCAL YEAR" means Holdings' Fiscal Year, which is the period of twelve consecutive calendar months ending on December 31.

     "FISCAL QUARTER" means each of the four periods of three consecutive calendar months which make up each Fiscal Year.

     "FOREIGN LENDER" has the meaning set forth in SECTION 12.15(a)(i).

     "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GTCR FUND VII" means GTCR Fund VII, L.P., a Delaware limited partnership.

     "GTCR CO-INVEST" means GTCR Co-Invest, L.P., a Delaware limited partnership.

     "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "GUARANTEED OBLIGATIONS" has the meaning set forth in SECTION 9.01.

     "GUARANTORS" means the collective reference to Holdings and the Subsidiary Guarantors.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous substances or solid wastes regulated pursuant to any Environmental Law.

     "HOLDINGS" means DigitalNet Holdings, Inc., a Delaware corporation, the parent of the Borrower.

     "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

     (c)      all net obligations of such Person under any Swap Contract;

     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than accrued expenses and trade accounts payable in the ordinary course of business);

     (e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (f)      all Attributable Indebtedness with respect to capital leases;

     (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person (unless such redemption, repurchase, exchange, defeasance or other payment is contingent (unless such contingency has been satisfied) or is not required prior to the date that is six (6) months after the later of the Revolving Credit Maturity Date and the Term Loan Maturity Date); and

     (h)      all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

     "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 12.05.

     "INDEMNITEES" has the meaning set forth in SECTION 12.05.

     "INS CONTRACT" means the Department of Justice INS FOS H/M Contract (Contract OW-7-C-0013).

     "INSURANCE AND CONDEMNATION PROCEEDS" has the meaning set forth in SECTION 2.06(e).

     "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar quarter and the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable.

     "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six, nine (if available to all of the Lenders) or twelve (if available to all of the Lenders) months thereafter, as selected by the Borrower in its Loan Notice; PROVIDED that:

     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

     (c) no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable;

     (d) after giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight Interest Periods in effect with respect to Eurodollar Rate Loans; and

     (e) notwithstanding the foregoing, during the 180 day period following the Closing Date, the Borrower may select Interest Periods of 1 week for Eurodollar Rate Loans, subject to availability by all the Lenders.

     "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IPO" means an initial public offering of common stock of Holdings.

     "IP RIGHTS" has the meaning set forth in SECTION 6.17.

     "IRS" means the United States Internal Revenue Service or any successor agency.

     "JOINDER AGREEMENT" means each joinder agreement executed in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, pursuant to requirements of SECTION 7.15, in form and substance reasonably acceptable to the Administrative Agent.

     "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

     "L/C ADVANCE" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Revolving Credit Commitment Percentage.

     "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

     "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS, without duplication, the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     "LENDER" has the meaning set forth in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "LETTER OF CREDIT" means any letter of credit issued hereunder.

     "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "LETTER OF CREDIT EXPIRATION DATE" means the day that is seven days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

     "LIEN" means any deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "LOANS" means the collective reference to the Revolving Credit Loans, the Term Loan and the Swing Line Loans and "Loan" means any of such Loans.

     "LOAN DOCUMENTS" means this Agreement, each Note, each Security Document, the Fee Letter, the Subsidiary Guaranty Agreement and each Joinder Agreement.

     "LOAN NOTICE" means a notice of (a) a Revolving Credit Borrowing, (b) a Term Loan Borrowing, (c) a conversion of Loans from one Type to the other, or
(d) a continuation of Eurodollar Rate Loans, pursuant to SECTION 2.02(a), which, if in writing, shall be substantially in the form of EXHIBIT A.

     "LOAN PARTIES" means, collectively, the Borrower and each Guarantor.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or financial condition of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. For the avoidance of doubt, (i) the loss by the Borrower and its Subsidiaries of the INS Contract re-compete and (ii) the expiration of the CSOC Contract shall not be deemed to be a Material Adverse Effect.

     "MATERIAL GOVERNMENT CONTRACT" has the meaning set forth in the Collateral Agreement.

     "MONTHLY FINANCIAL STATEMENTS" has the meaning set forth in SECTION 5.01(c)(i).

     "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "NET CASH PROCEEDS" means:

     (a) with respect to any incurrence of any Indebtedness by any Loan Party, the aggregate amount of all cash received by such Loan Party in respect of such Indebtedness, net of all reasonable fees, discounts, commissions and expenses incurred by such Loan Party in connection therewith;

     (b) with respect to the sale of any asset by any Loan Party, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses incurred by such Loan Party in connection with such sale, (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith and (D) reasonable reserves for indemnification established in connection with such sale in accordance with GAAP;

     (c) with respect to the sale of any capital stock or other equity interest by any Loan Party, the excess of (i) the sum of the cash and cash equivalents received in connection with such sale over (ii) the underwriting discounts and commissions, fees and other out-of-pocket expenses, incurred by such Loan Party in connection with such sale; and

     (d) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by any Loan Party from an insurance company or Governmental Authority, as applicable, net of all fees and expenses of collection.

     "NOTE" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of EXHIBIT C.

     "NOTICE OF ASSIGNMENT" has the meaning set forth in the Collateral
Agreement.

     "OBLIGATIONS" means (a) all advances to, and debts, liabilities, fees, commissions, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all existing or future payment and other obligations owing by any Loan Party under any Swap Contract (which such Swap Contract is permitted hereunder) entered into with any Person which was a Lender or its Affiliate at the time such Swap Contract was entered into.

     "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "OUTSTANDING AMOUNT" means (i) with respect to Revolving Credit Loans, the Term Loan and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans, the Term Loan and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "PARENT GUARANTY" means the unconditional guaranty of the Obligations by Holdings under Article IX.

     "PARTICIPANT" has the meaning set forth in SECTION 12.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "PERMITTED ACQUISITION" has the meaning set forth in SECTION 8.02(f).

     "PERMITTED ACQUISITION DILIGENCE INFORMATION" means with respect to any acquisition proposed by the Borrower or any Subsidiary thereof, to the extent applicable, all financial information, all environmental reports (including, without limitation, any phase I and, to the extent applicable, phase II reports), all material contracts, all customer lists, all supply agreements, and all other material information, in each case, requested to be delivered to the Administrative Agent in connection with such proposed acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege).

     "PERMITTED ACQUISITION DOCUMENTS" means with respect to any acquisition proposed by the Borrower or any Subsidiary thereof, the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

     "PERMITTED LIENS" means the Liens permitted pursuant to SECTION 8.01.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "PROFESSIONAL SERVICES AGREEMENT" means that certain Professional Services Agreement dated September 7, 2001 by and between the Borrower and the Sponsor, as amended, restated or otherwise modified pursuant to the terms and conditions set forth in this Agreement.

     "PRO FORMA FINANCIAL STATEMENTS" has the meaning set forth in SECTION 5.01(c)(i).

     "PROXY AGREEMENT" means that certain Proxy Agreement With Respect to Ownership Interests of Getronics Government Solutions, L.L.C. dated as of April 30, 2001.

     "REGISTER" has the meaning set forth in SECTION 12.07(c).

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans or the Term Loan, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "REQUIRED LENDERS" means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the Revolving Credit Commitments (or the Revolving Credit Outstandings if the Revolving Credit Commitments have been terminated (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition)) and (b) the Term Loans; PROVIDED that the Commitment of, and the portion of the Revolving Credit Outstandings or the Term Loan, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer or corporate controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

     "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to
SECTION 2.01.

     "REVOLVING CREDIT COMMITMENT" means, as to each Lender, its obligation to
(a) to make Revolving Credit Loans in accordance with the provisions of Section 2.01(a), (b) to purchase participations in L/C Obligations and (c) to purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted among the Lenders from time to time in accordance with this Agreement. "REVOLVING CREDIT COMMITMENTS" means the aggregate Revolving Credit Commitment of all Lenders. On the Closing Date, the Revolving Credit Commitments shall be $25,000,000.

     "REVOLVING CREDIT COMMITMENT PERCENTAGE" means, as to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the Revolving Credit Commitments at such time; PROVIDED that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to SECTION 10.02, then the Revolving Credit Commitment Percentage of each Lender shall be determined based on the Revolving Credit Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Revolving Credit Commitment Percentage of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "REVOLVING CREDIT LOAN" has the meaning set forth in SECTION 2.01(a).

     "REVOLVING CREDIT MATURITY DATE" means November 26, 2006.

     "REVOLVING CREDIT OUTSTANDINGS" means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "SECURITY DOCUMENTS" means the Collateral Agreement, the Subsidiary Guaranty Agreement and any other documents creating a Lien for the benefit of the Administrative Agent executed by any Loan Party after the Closing Date, including all filings, financing statements and other documents delivered in connection therewith.

     "SENIOR SUBORDINATED BRIDGE NOTES" means the collective reference to the senior subordinated bridge notes of the Borrower issued pursuant to the Senior Subordinated Note Agreement in the initial principal amount of $44,000,000.

     "SENIOR SUBORDINATED NOTE AGREEMENT" means (a) prior to the issuance of the Senior Subordinated Rollover Notes, the Bridge Loan Agreement dated as of even date herewith, as amended, restated, supplemented or otherwise modified pursuant to the terms and conditions set forth in this Agreement, and (b) on and after the issuance of the Senior Subordinated Rollover Notes, the Investment Agreement in the form provided to the Administrative Agent and the Lenders as of the Closing Date, as amended, restated, supplemented or otherwise modified pursuant to the terms and conditions set forth in this Agreement.

     "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Note Agreement and all exhibits and schedules thereto and each other document, instrument, certificate and agreement executed or delivered by Holdings, the Borrower or any Subsidiary thereof in connection with the Senior Subordinated Note Agreement or otherwise referred to therein or contemplated thereby, all as amended, restated or otherwise modified pursuant to the terms and conditions set forth in this Agreement.

     "SENIOR SUBORDINATED NOTE ISSUANCE" has the meaning set forth in SECTION 5.01(d)(ii)(C).

     "SENIOR SUBORDINATED NOTES" means the collective reference to (a) the Senior Subordinated Bridge Notes and (b) the Senior Subordinated Rollover Notes.

     "SENIOR SUBORDINATED ROLLOVER NOTES" means the collective reference to the senior subordinated rollover notes of the Borrower issued pursuant to the Senior Subordinated Note Agreement in exchange for, and to fully refinance, redeem and replace, the Senior Subordinated Bridge Notes.

     "SOLVENT" means, as to Holdings and its Subsidiaries on a particular date, that Holdings and its Subsidiaries taken as a whole (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature,
(b) own property having a value, both at fair valuation on a going concern basis and at present fair saleable value on a going concern basis, greater than the amount required to pay their probable liabilities (including contingencies), and
(c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

     "SPONSOR" means GTCR Golder Rauner, L.L.C., a Delaware limited liability company.

     "SUBORDINATED INDEBTEDNESS" means the collective reference to the Senior Subordinated Notes and any other Indebtedness of Holdings or any Subsidiary subordinated in right and time of payment to the Obligations and, with respect to such other Indebtedness, containing such other terms and conditions (including, without limitation, subordination terms), in each case as are reasonably satisfactory to the Required Lenders.

     "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Holdings and shall include, without limitation, the Borrower and its Subsidiaries and the Target and its Subsidiaries. For the purposes of this Agreement, J.G. Van Dyke & Associates, Inc. shall not be deemed to be a "Subsidiary".

     "SUBSIDIARY GUARANTORS" means, collectively, all existing and future Domestic Subsidiaries of the Borrower.

     "SUBSIDIARY GUARANTY AGREEMENT" means the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT G-2.

     "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

     "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Person that is a Lender or an Affiliate thereof at the time such Swap Contract is executed).

     "SWING LINE" means the revolving credit facility made available by the Swing Line Lender pursuant to SECTION 2.05.

     "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to
SECTION 2.05.

     "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "SWING LINE LOAN" has the meaning set forth in SECTION 2.05(a).

     "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to SECTION 2.05(b), which, if in writing, shall be substantially in the form of EXHIBIT B.

     "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

     "TARGET" means Getronics Government Solutions, L.L.C., a Delaware limited liability company, which entity will be renamed DigitalNet Government Solutions, LLC on the Closing Date.

     "TERM LOAN" has the meaning set forth in Section 2.02.

     "TERM LOAN BORROWING" means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to SECTION 2.02.

     "TERM LOAN COMMITMENT" means, as to each Lender, its obligation to make its portion of the Term Loan in accordance with the provisions of Section 2.02(a) in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. "TERM LOAN COMMITMENTS" means the aggregate Term Loan Commitment of all Lenders. On the Closing Date, the Term Loan Commitments shall be $80,000,000.

     "TERM LOAN MATURITY DATE" means November 26, 2007.

     "TERM LOAN PERCENTAGE" means, as to each Lender (a) prior to making the Term Loan, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Loan Commitment of such Lender at such time and the denominator of which is the amount of the Term Loan Commitments at such time and (b) after the making of the Term Loan, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the outstanding principal balance of the Term Loan of such Lender and the denominator of which is the aggregate outstanding principal balance of the Term Loan of all the Lenders. The initial Term Loan Percentage of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "THRESHOLD AMOUNT" means $2,500,000.

     "TRANSACTION DOCUMENTS" means the collective reference to the Loan Documents, the Senior Subordinated Note Documents, the Acquisition Documents and the Equity Purchase Agreement.

     "TRANSITIONAL SERVICES AGREEMENT" means the collective reference to the Master Agreement for Transitional Services executed and delivered in connection with the Acquisition and any sub-Agreement executed and delivered pursuant to the terms thereof.

     "TYPE" means, with respect to a Revolving Credit Loan or Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "UCC" means, subject to SECTION 1.04, the Uniform Commercial Code in effect in the State of New York, as amended or modified from time to time.

     "UNAUDITED QUARTERLY FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 5.01(c)(i).

     "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "UNITED STATES" and "U.S." mean the United States of America.

     "UNREIMBURSED AMOUNT" has the meaning set forth in SECTION 2.04(c)(i).

     1.02     OTHER INTERPRETIVE PROVISIONS.

     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)      (i)      The words "HEREIN," "HERETO," "HEREOF" and "HEREUNDER"
and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

              (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

              (iii) The term "INCLUDING" is by way of example and not limitation.

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              (iv)     The term "DOCUMENTS" includes any and all instruments,
documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

              (v) The terms "KNOWLEDGE" or "KNOWN" when used with respect to any Loan Party shall be deemed to be a reference to the knowledge of any Responsible Officer.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03     ACCOUNTING TERMS.

     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, EXCEPT as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Holdings, the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders, Holdings and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrower and the Required Lenders); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Holdings and the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04     ROUNDING.

     Any financial ratios required to be maintained by Holdings and the Borrower pursuant to this Agreement and any determination of the Borrowing Base shall be calculated by dividing the appropriate component by the other component or, with respect to the Borrowing Base, multiplying such component by the advance rate percentage, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                                       29
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     1.05     REFERENCES TO AGREEMENTS AND LAWS.

     Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06     TIMES OF DAY.

     Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     1.07     LETTER OF CREDIT AMOUNTS.

     Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

     1.08     BORROWING BASE.

     The Borrowing Base shall be determined and computed to avoid duplication or multiple inclusion of any item of Collateral. The Administrative Agent may make such adjustments or corrections to any Borrowing Base Certificate as the Administrative Agent may determine in good faith is necessary or appropriate to determine and compute the Borrowing Base in accordance with the intent of this Agreement, and any such determination will be binding on the Loan Parties. Furthermore, the Administrative Agent may exclude from the Borrowing Base, or require the Borrower or the applicable subsidiary thereof to establish reserves with respect to, Accounts that the Administrative Agent has determined, in good faith in its reasonable discretion in accordance with its internal credit policies, that (a) collection of the Account is insecure or (b) the Account is not likely to be paid by reason of the Account Debtor's financial inability to pay. The Administrative Agent shall give the Borrower twenty (20) Business Days prior written notice of any such adjustment or correction (a) in the eligibility criteria used to determine the Borrowing Base (including, without limitation, the establishment of any reserves) and (b) to the methodology for calculating the Borrowing Base.

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

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01     REVOLVING CREDIT LOANS.

     (a) REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each such loan, a "REVOLVING CREDIT LOAN") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that after giving effect to any Revolving Credit Borrowing, (i) the Revolving Credit Outstandings shall not exceed the Borrowing Limit and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, PLUS such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.01, prepay under
SECTION 2.06, and reborrow under this SECTION 2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     (b)      BORROWING PROCEDURES.

              (i) Each Revolving Credit Borrowing shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to the requested date of any Revolving Credit Borrowing of Eurodollar Rate Loans and (B) on the requested date of any Revolving Credit Borrowing of Base Rate Loans; PROVIDED, HOWEVER, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Revolving Credit Borrowing, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is available to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Revolving Credit Borrowing, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period is available to all of the Lenders. Each telephonic notice by the Borrower pursuant to this SECTION 2.01(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Revolving Credit Borrowing of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in SECTIONS 2.04(c) and 2.05(c), each Revolving Credit Borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (A) the requested date of the Revolving Credit Borrowing (which shall be a Business Day), (B) the principal amount of Revolving Credit Loans to be borrowed, (C) the Type of Revolving Credit Loans to be borrowed, and (D) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Credit Loan in a Loan Notice, then the applicable

Revolving Credit Loans shall be made as Base Rate Loans. If the Revolving Credit Borrower requests a Borrowing of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

              (ii) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Revolving Credit Commitment Percentage of the applicable Revolving Credit Loans. Each Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTION 5.02 (and, if such Revolving Credit Borrowing is the initial Credit Extension, SECTION 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; PROVIDED, HOWEVER, that if, on the date the Loan Notice with respect to such Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing shall be applied, FIRST, to the payment in full of any such L/C Borrowings and SECOND, to the Borrower as provided above.

              (iii) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Revolving Credit Loans bearing interest based upon the Eurodollar Rate upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Revolving Credit Loans bearing interest based upon the Base Rate are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

              (iv) During the existence of a Default, no Loans may be requested as Eurodollar Rate Loans without the consent of the Required Lenders.

     2.02     TERM LOAN.

     (a) TERM COMMITMENT. Subject to the terms and conditions set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Term Loan Percentage of a term loan (the "TERM LOAN"; each component thereof may be referred to herein as a "TERM LOAN") in an aggregate principal amount equal to the Term Loan Commitments. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan may not be reborrowed.

     (b)      BORROWING PROCEDURES.

              (i) The Borrower shall give irrevocable notice to the Administrative Agent, which may be given by telephone, not later than 11:00 a.m. (or such later time as the

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

Administrative Agent and the Borrower shall agree) (A) on the Closing Date, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or (B) on the third Business Day prior to the Closing Date, with respect to the portion of the Term Loan initially consisting of one or more Eurodollar Rate Loans. Each Term Loan Borrowing consisting of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each portion of the Term Loan consisting of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Such Loan Notice shall be irrevocable and shall specify (A) that the funding of the Term Loan is requested, (B) whether the funding of the Term Loan shall be comprised of Base Rate Loans, Eurodollar Rate Loans or a combination thereof, and (C) if applicable, the duration of the Interest Period with respect thereto. If the Borrower shall fail to deliver such Loan Notice to the Administrative Agent by 11:00 a.m. on the third Business Day prior to the Closing Date, then the full amount of the Term Loan shall be disbursed on the Closing Date as a Base Rate Loan. If the Borrower fails to specify a Type of Loan in a Loan Notice, then the Term Loan shall be made as a Base Rate Loan. If the Borrower requests that the Term Loan or a portion thereof consist of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Each telephonic notice by the Borrower pursuant to this SECTION 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

              (ii) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Term Loan Percentage of the Term Loan. Each Lender shall make the amount of the Term Loan to be made by such Lender available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Closing Date. Upon satisfaction of the applicable conditions set forth in
SECTION 5.01 and SECTION 5.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

              (iii) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for any portion of the Term Loan bearing interest based upon Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that any portion of the Term Loan bearing interest based upon Base Rate is outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     2.03     CONVERSIONS AND CONTINUATIONS OF REVOLVING CREDIT LOANS AND TERM
              LOAN.

     (a) The Borrower shall have to option to convert Loans (other than Swing Line Loans) from one Type to the other and to continue Eurodollar Rate Loans. Each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00
a.m. three Business Days prior to the requested date of any conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans; PROVIDED, HOWEVER, that if the Borrower wishes to convert to or continue Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", (i) the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is available to all of them and (ii) not later than 11:00 a.m., three Business Days before the requested date of such conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period is available to all of the Lenders. Each telephonic notice by the Borrower pursuant to this SECTION 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Revolving Credit Loans or a Term Loan, as applicable, from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the conversion or continuation (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to give a timely notice requesting a conversion or continuation of Eurodollar Rate Loans, then the applicable Eurodollar Rate Loans shall be converted to Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a conversion to or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender. If no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

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     2.04     LETTERS OF CREDIT.

     (a)      LETTER OF CREDIT COMMITMENT.

              (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; PROVIDED that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Outstandings would exceed the Borrowing Limit, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, PLUS such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Credit Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

              (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                       (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                       (B) subject to SECTION 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                       (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                       (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer as such policies are consistently applied to all similarly situated customers of the L/C Issuer; or

                       (E) such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit.

              (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-RENEWAL LETTERS OF CREDIT.

              (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

              (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Revolving Credit Commitment Percentage TIMES the amount of such Letter of Credit.

              (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); PROVIDED that any

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such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; PROVIDED, HOWEVER, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of SECTION 2.04(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in SECTION 5.02 is not then satisfied.

              (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c)      DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

              (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Revolving Credit Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
SECTION 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in SECTION 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this
SECTION 2.04(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

              (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to SECTION 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Revolving Credit Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to

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the provisions of SECTION 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan bearing interest at the Base Rate to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

              (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in SECTION 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.04.

              (iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this SECTION 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Revolving Credit Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

              (v) Each Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Revolving Credit Loans pursuant to this SECTION 2.04(c) is subject to the conditions set forth in
SECTION 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

              (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(c) by the time specified in SECTION 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d)      REPAYMENT OF PARTICIPATIONS.

              (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.04(c), if the Administrative Agent receives for the account of the

L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Credit Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

              (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.04(c)(i) is required to be returned under any of the circumstances described in SECTION 12.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

              (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

              (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

              (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

              (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

              (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) ROLE OF L/C ISSUER. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct; or
(iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of SECTION 2.04(e); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's bad faith, willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such

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

L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (i) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Credit Commitment Percentage a Letter of Credit Fee for each Letter of Credit equal to the Applicable Rate TIMES the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). The Letter of Credit Fees shall be computed on a quarterly basis in arrears. The Letter of Credit Fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) CONFLICT WITH LETTER OF CREDIT APPLICATION. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

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     2.05     SWING LINE LOANS.

     (a) THE SWING LINE. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "SWING LINE LOAN") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Credit Commitment Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that after giving effect to any Swing Line Loan, (i) the Revolving Credit Outstandings shall not exceed the Borrowing Limit, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, PLUS such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and PROVIDED, FURTHER, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.05, prepay under SECTION 2.06, and reborrow under this SECTION 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Revolving Credit Commitment Percentage TIMES the amount of such Swing Line Loan.

     (b) BORROWING PROCEDURES. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of SECTION 2.05(a), or (B) that one or more of the applicable conditions specified in ARTICLE V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

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

     (c)      REFINANCING OF SWING LINE LOANS.

              (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Revolving Credit Loan bearing interest at the Base Rate in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in SECTION 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Revolving Credit Commitment Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to SECTION 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan bearing interest at the Base Rate to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

              (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with SECTION 2.05(c)(i), the request for Revolving Credit Loans bearing interest at the Base Rate submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to
SECTION 2.05(c)(i) shall be deemed payment in respect of such participation.

              (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
SECTION 2.05(c) by the time specified in SECTION 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

              (iv) Each Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
SECTION 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Revolving Credit Loans pursuant to this SECTION 2.05(c) is subject to the conditions set forth in

SECTION 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d)      REPAYMENT OF PARTICIPATIONS.

              (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Revolving Credit Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

              (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in
SECTION 12.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

     (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Revolving Credit Loan bearing interest at the Base Rate or risk participation pursuant to this SECTION 2.05 to refinance such Lender's Revolving Credit Commitment Percentage of any Swing Line Loan, interest in respect of such Revolving Credit Commitment Percentage shall be solely for the account of the Swing Line Lender.

     (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.06     PREPAYMENTS.

     (a) VOLUNTARY PREPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and
(iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Credit Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Revolving Credit Commitment Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 4.05. Each such prepayment shall be applied to the Revolving Credit Loans of the Lenders in accordance with their respective Revolving Credit Commitment Percentages.

     (b) VOLUNTARY PREPAYMENTS OF SWING LINE LOANS. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (c) VOLUNTARY PREPAYMENTS OF TERM LOAN. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay the Term Loan in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Term Loan Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 4.05. Each such prepayment shall be applied to the outstanding principal installments of the Term Loan in the order of maturities (and shall be applied to the Term Loan of the Lenders in accordance with their respective Term Loan Percentages).

     (d) MANDATORY PREPAYMENTS OF REVOLVING CREDIT LOANS. If for any reason the Revolving Credit Outstandings at any time exceed the Borrowing Limit then in effect, the Borrower shall immediately prepay Revolving Credit Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this SECTION 2.06(d) unless, after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, the Revolving Credit Outstandings exceed the Borrowing Limit then in effect.

     (e)      MANDATORY PREPAYMENTS OF THE LOANS.

              (i) DEBT PROCEEDS. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in SECTION 2.06(e)(vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any incurrence of Indebtedness by any Loan Party permitted pursuant to SECTION 8.03(o). Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

              (ii) EQUITY PROCEEDS. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in SECTION 2.06(e)(vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any offering of equity securities by any Loan Party (excluding (A) the Net Cash Proceeds of any IPO to the extent such Net Cash Proceeds are used to repay the Senior Subordinated Notes as set forth in
Section 2.06(e)(vii) below, (B) the Net Cash Proceeds of any offerings of equity securities to management pursuant to incentive compensation plans in the ordinary course of business, (C) the Net Cash Proceeds of any offering of equity securities in connection with any Permitted Acquisition to GTCR Fund VII, co-investors that are existing shareholders of Holdings at the time of such offering of equity securities, or any seller with respect to such Permitted Acquisition, and (D) the Net Cash Proceeds of any other offering of equity securities (other than an IPO) to GTCR Fund VII and to co-investors that are existing shareholders of Holdings at the time of such offering of equity securities, in an aggregate amount not to exceed $20,000,000 (excluding any offering of equity securities pursuant to clause (C) above)); PROVIDED that the mandatory prepayment set forth in this SECTION 2.06(e)(ii) shall terminate upon the receipt by the Administrative Agent of a Compliance Certificate and supporting financial information, all in form and substance reasonably satisfactory to the Administrative Agent, evidencing that the Consolidated Leverage Ratio is equal to or less than 2.25 to 1.00. Any such prepayment required by this SECTION 2.06(e)(ii) shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

              (iii)    ASSET SALE PROCEEDS. No later than one hundred eighty
(180) days following the receipt by any Loan Party, the Borrower shall make mandatory principal prepayments of the Term Loan in the manner set forth in
SECTION 2.06(e)(vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from the Disposition or series of related Dispositions of assets by any Loan Party permitted pursuant to SECTION 8.05(k) AND (l) (the "DISPOSITION PROCEEDS"). Notwithstanding any of the foregoing to the contrary, upon and during the continuance of a Default under Section 10.1(a) and upon notice from the Administrative Agent, all Disposition Proceeds received by any Loan Party shall be applied to make prepayments of the Loans, such prepayments to be made within the later to occur of three (3) Business Days after the date of receipt of Disposition Proceeds of any such transaction and the occurrence of any such Default.

              (iv) INSURANCE AND CONDEMNATION PROCEEDS. No later than one hundred eighty (180) days following the date of receipt by any Loan Party of any Net Cash Proceeds under any of the insurance policies maintained pursuant to
SECTION 7.07 or from any condemnation proceeding (the "INSURANCE AND CONDEMNATION PROCEEDS") which have not been reinvested as of such date in similar replacement assets (unless such Insurance and Condemnation Proceeds have been committed to be reinvested within such one hundred eighty (180) day period and are thereafter actually reinvested within two hundred seventy (270) days after receipt thereof), the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in SECTION 2.06(e)(vi) below in amounts equal to one hundred percent (100%) of the aggregate amount of such Insurance and Condemnation Proceeds received by any Loan Party. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of a Default under
Section 10.1(a) and upon notice from the Administrative Agent, all Insurance and Condemnation Proceeds received by any Loan Party shall be applied to make prepayments of the Loans, such prepayments to be made within three (3) Business Days after the date of receipt of such Insurance and Condemnation Proceeds.

              (v) EXCESS CASH FLOW. Within one hundred (100) days after the end of any Fiscal Year, commencing with the Fiscal Year ending December 31, 2003, for which the Consolidated Total Leverage Ratio as of the end of such Fiscal Year (A) equals or exceeds 2.25 to 1.00, the Borrower shall make a mandatory principal prepayment of the Loans in the manner set forth in SECTION 2.06(e)(vi) below in an amount equal to seventy-five percent (75%) of Excess Cash Flow, if any, for such Fiscal Year and (B) is less than 2.25 to 1.00, the Borrower shall make a mandatory principal prepayment of the Loans in the manner set forth in SECTION 2.06(e)(vi) below in an amount equal to 50% of Excess Cash Flow, if any for such Fiscal Year; PROVIDED that the mandatory prepayment set forth in this SECTION 2.06(e)(v) shall terminate with respect to any Fiscal Year during which an IPO is consummated and all subsequent Fiscal Years, but not with respect to any prior Fiscal Year (except that no Excess Cash Flow payments shall be made for a prior year if an IPO is consummated prior to the date on which such Excess Cash Flow payment is due).

              (vi) NOTICE; MANNER OF PAYMENT. Upon the occurrence of any event triggering the prepayment requirement under SECTIONS 2.06(e)(i) through and including 2.06(e)(v), the Borrower shall promptly give written notice to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment under this SECTION 2.06(e) shall be applied as follows: (A) FIRST, to reduce on a PRO RATA basis the remaining scheduled principal installments of the Term Loan pursuant to SECTION 2.08(c) and (B) SECOND, to the extent of any excess, to reduce permanently the Revolving Credit Commitments, pursuant to SECTION 2.07(b). Notwithstanding anything in this SECTION 2.06(e) to the contrary, any Term Loan Lender shall have the right to refuse its PRO RATA share (based on Term Loan Percentage) of any such mandatory prepayment at which time the remaining amount shall be applied FIRST, to reduce the Outstanding Amount of Revolving Credit Loans (without a reduction in the Revolving Credit Commitments), and then, to the extent of any remaining funds, the Borrower may elect to (a) prepay the outstanding Term Loans in the manner set forth in this SECTION 2.06(e) regardless of the election of the Term Loan Lender or (b) retain such excess amount.

              (vii) IPO PROCEEDS. The Borrower shall use the Net Cash Proceeds of any IPO (A) FIRST, to repay in full the then outstanding Senior Subordinated Bridge Notes and (B) SECOND, to repay the Loans in the order set forth in SECTION 2.06(e)(vi); PROVIDED that if an Event of Default under SECTION 10.01(a) or SECTION 10.01(b) (but only to the extent such Event of Default under Section 10.01(b) arises as a result of a violation of SECTION 8.17(a) or SECTION 8.17(b)) shall have occurred and be continuing at the time of such IPO, the Borrower shall be required to use the Net Cash Proceeds of such IPO to repay the Loans in the order set forth in
SECTION 2.06(e)(vi) up to the amount required to cure such Event of Default in a manner satisfactory to the Administrative Agent (and the Borrower shall not be permitted to apply such Net Cash Proceeds to repay the then outstanding Senior Subordinated Bridge Notes until such Event of Default is so cured); PROVIDED FURTHER that the mandatory prepayment set forth in this SECTION 2.06(e)(vii) shall terminate upon the receipt by the Administrative Agent of a Compliance Certificate and supporting financial information, all in form and substance reasonably satisfactory to the Administrative Agent, evidencing that the Consolidated Leverage Ratio is equal to or less than 2.25 to 1.00.

              (viii) MISCELLANEOUS. Amounts prepaid under the Term Loan pursuant to this SECTION 2.06(e) may not be reborrowed and will constitute a permanent reduction in the Term Loan Commitment. Each prepayment shall be accompanied by any amount required to be paid pursuant to SECTION 4.05 hereof.

     2.07     TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS.

     (a) VOLUNTARY TERMINATION OR REDUCTION. The Borrower may, upon notice to the Administrative Agent, voluntarily terminate the Revolving Credit Commitments, or from time to time, voluntarily permanently reduce the Revolving Credit Commitments; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Outstandings would exceed the Revolving Credit Commitments, (iv) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess and (v) the Borrower may not voluntarily terminate the Revolving Credit Commitments, and may not voluntarily permanently reduce the Revolving Credit Commitments below $10,000,000, until the Term Loans are paid in full. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Credit Commitments. Any reduction of the Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

     (b) EXCESS PROCEEDS. If at any time proceeds ("EXCESS PROCEEDS") remain after the prepayment of Term Loans pursuant to SECTION 2.06(e), the Revolving Credit Commitments shall be permanently reduced on the date of the required prepayment under SECTION 2.06(e) by an amount equal to the amount of such Excess Proceeds; PROVIDED that any proceeds remaining after the refusal by any Term Loan Lender to accept prepayment of the Term Loan pursuant to SECTION 2.06(e)(vi) shall not constitute "Excess Proceeds". Any such reduction of the Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Lender according to its Revolving Credit Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

     2.08     REPAYMENT OF LOANS.

     (a) REPAYMENT OF REVOLVING CREDIT LOANS. The Borrower shall repay to the Lenders on the Revolving Credit Maturity Date the aggregate principal amount of Revolving Credit Loans outstanding on such date.

     (b) REPAYMENT OF SWING LINE LOANS. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is five Business Days after such Swing Line Loan is made and (ii) the Revolving Credit Maturity Date.

     (c) REPAYMENT OF TERM LOAN. The Borrower shall repay the outstanding principal amount of the Term Loan in consecutive quarterly installments commencing March 31, 2003 as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to SECTION 2.06(c) OR (e)), in each case unless accelerated sooner pursuant to SECTION 10.02:

                                         PRINCIPAL INSTALLMENT
      YEAR          PAYMENT DATE                   ($)
     -------     ------------------      ---------------------
      2003         March 31, 2003              $ 1,250,000
                    June 30, 2003              $ 1,250,000
                 September 30, 2003            $ 1,250,000
                  December 31, 2003            $ 1,250,000

      2004         March 31, 2004              $ 1,250,000
                    June 30, 2004              $ 1,250,000
                 September 30, 2004            $ 1,250,000
                  December 31, 2004            $ 1,250,000

      2005         March 31, 2005              $ 2,500,000
                    June 30, 2005              $ 2,500,000
                 September 30, 2005            $ 2,500,000
                  December 31, 2005            $ 2,500,000

      2006         March 31, 2006              $ 6,250,000
                    June 30, 2006              $ 6,250,000
                 September 30, 2006            $ 6,250,000
                  December 31, 2006            $ 6,250,000

      2007         March 31, 2007              $ 8,750,000
                    June 30, 2007              $ 8,750,000
                 September 30, 2007            $ 8,750,000
                  November 26, 2007            $ 8,750,000

     If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

                                  ARTICLE III.
                             GENERAL LOAN PROVISIONS

     3.01     INTEREST.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate; (ii) each Base Rate Loan (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     3.02     FEES.

     In addition to certain fees described in subsections (i) and (j) of SECTION 2.04:

     (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Revolving Credit Commitment Percentage, a commitment fee (the "COMMITMENT FEE") equal to the Applicable Rate TIMES the actual daily amount by which the Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Revolving Credit Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b)      OTHER FEES.

              (i) The Borrower shall pay to the Arranger and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times separately agreed upon (including, without limitation, those fees required to be paid by the Borrower pursuant to the terms of the Fee Letter). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

              (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     3.03     COMPUTATION OF INTEREST AND FEES.

     All computations of interest for Base Rate Loans, when the Base Rate is determined by Bank of America's "prime rate," shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 3.05(a), bear interest for one day.

     3.04     EVIDENCE OF DEBT.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b)      In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     3.05     PAYMENTS GENERALLY.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable (or other applicable share as provided herein), of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

              (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

              (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing (which amount shall be credited to the Borrower's next quarterly interest payment pursuant to 3.01) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE III, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     3.06     SHARING OF PAYMENTS.

     If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in SECTION 12.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment

(including the right of set-off, but subject to SECTION 12.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     3.07     SECURITY.

     The Obligations shall be secured as provided in the Security Documents.

                                   ARTICLE IV.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.01     TAXES.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the United States or by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt or other evidence of payment thereof reasonably satisfactory to the Administrative Agent.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

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     (c)      If the Borrower shall be required to deduct or pay any Taxes or
Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such amount (in addition to, but not in duplication of, any amounts the Borrower is required to deduct or pay pursuant to other provisions of this
Section 4.01) that the Administrative Agent or such Lender specifies to the Borrower is necessary to be received by the Administrative Agent or such Lender in order for the Administrative Agent's or such Lender's after-tax yield under the Loan Documents (taking into account all Taxes and Other Taxes, as well as any taxes imposed on or measured by net income) to be the same as such after-tax yield would have been if such Taxes or Other Taxes had not been imposed. To the extent reasonably requested by the Borrower, the Administrative Agent or such Lender, as the case may be, shall provide documentation and other evidence to the Borrower supporting the amount specified by the Administrative Agent or such Lender in the previous sentence.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for, from and against (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under SECTION 4.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     (e) Each Lender agrees, upon the request of the Borrower, to use reasonable efforts (consistent with its internal policies and with legal and regulatory restrictions) to avoid or minimize amounts which might otherwise be payable pursuant to this Section 4.01 if such efforts or actions will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     4.02     ILLEGALITY.

     If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

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     4.03     INABILITY TO DETERMINE RATES.

     If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing of Base Rate Loans in the amount specified therein.

     4.04     INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which SECTION 4.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States, or any foreign jurisdiction, or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     4.05     FUNDING LOSSES.

     (a) Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

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              (i)      any continuation, conversion, payment or prepayment of
any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

              (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

              (iii) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to SECTION 12.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

     (b) Upon demand of the Administrative Agent from time to time, the Borrower shall promptly compensate the Administrative Agent for and hold the Administrative Agent harmless from any loss, cost or expense incurred by it with respect to Eurodollar Rate Loans on account of the syndication of the Revolving Credit Commitments or the Term Loan Commitments during the 180 day period following the Closing Date (PROVIDED that the Administrative Agent shall use its reasonable efforts during such 180 day period to limit such losses, costs and expenses).

For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 4.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     4.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this ARTICLE IV and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b)      Upon any Lender's making a claim for compensation under SECTION
4.01 or 4.04, the Borrower may replace such Lender in accordance with SECTION 12.16.

     4.07     SURVIVAL.

     All of the Borrower's obligations under this ARTICLE IV shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

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                                   ARTICLE V.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     5.01     CONDITIONS OF INITIAL CREDIT EXTENSION.

     The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) GENERAL LOAN DOCUMENTS, CERTIFICATES AND OPINIONS. The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

              (i) PRIMARY LOAN DOCUMENTS. Executed counterparts of this Agreement, the Security Documents, the Guaranty Agreement and any other applicable Loan Documents, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

              (ii) NOTES. A Note executed by the Borrower in favor of each Lender that has requested a Note by giving written notice to the Administrative Agent prior to the Closing Date;

              (iii) GENERAL CERTIFICATES. A certificate of the secretary or assistant secretary of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of each Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of each Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of each Loan Party as in effect on the date of such certifications, (C) resolutions duly adopted by the board of directors or other governing body of each Loan Party authorizing the borrowings contemplated hereunder and the execution, delivery and performance of the Loan Documents to which it is a party and (D) certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where each Loan Party is qualified to do business and a certificate, if available, of the relevant taxing authorities of such jurisdictions certifying that such Loan Party has filed required tax returns and owes no delinquent taxes;

              (iv) OFFICER'S CERTIFICATE. A certificate of a Responsible Officer of each of Holdings and the Borrower certifying (A) that the conditions specified in SECTIONS 5.01 and 5.02 have been satisfied, (B) that since September 30, 2002 (both before and after giving effect to the Acquisition), there has been no change, occurrence or development that has had or could be reasonably expected to have a Material Adverse Effect and (C) that no actions, suits, investigations or proceedings are pending or threatened in any court or before any arbitrator or Governmental Authority that purport (1) to materially and adversely affect the Loan Parties (other than the CSOC Litigation) or (2) to affect any transaction contemplated by this Agreement (including, without limitation, the Acquisition) or the ability of the Loan Parties or any other

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obligor under the Loan Documents to perform their respective obligations under the Loan Documents; PROVIDED that the Administrative Agent shall be satisfied
(I) with all indemnification rights of the Borrower with respect to the CSOC Litigation under the Acquisition Documents and (II) the terms, conditions and amounts of all reserves and escrow arrangements relating to the CSOC Litigation and the indemnification thereof;

              (v) OPINION OF COUNSEL. A favorable opinion of Kirkland & Ellis, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

              (vi) BORROWING BASE CERTIFICATE. A Borrowing Base Certificate as of the Closing Date;

              (vii) ACCOUNTS RECEIVABLE AGING REPORT. An accounts receivable aging report listing all Accounts of the Borrower and its Subsidiaries as of the Closing Date which report shall include the amount and age of each Account Debtor and such other information as the Administrative Agent may require, all in form and substance reasonably satisfactory to the Administrative Agent; and

              (viii) OTHER DOCUMENTATION. Such other assurances, certificates, documents, consents or opinions (including a copy of the opinion issued to the holders of the Senior Subordinated Bridge Notes that provides that the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders may rely on such opinion), the as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

     (b)      COLLATERAL.

              (i) FILINGS AND RECORDINGS. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents (including, without limitation, Assignment Agreements and Notices of Assignment executed by the applicable Loan Party (but not the United States or any applicable agency, department or instrumentality thereof) with respect to each Material Government Contract existing as of the Closing Date) shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence satisfactory thereto that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein.

              (ii) PLEDGED COLLATERAL. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents.

              (iii) LIEN SEARCH. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy and tax matters) made against each Loan Party under the UCC (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

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              (iv)     HAZARD AND LIABILITY INSURANCE. The Administrative Agent
shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

     (c)      FINANCIAL MATTERS.

              (i) FINANCIAL STATEMENTS. The Administrative Agent and the Lenders shall have received (A) the audited consolidated balance sheet of the Target and its Subsidiaries and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 (the "AUDITED FINANCIAL STATEMENTS"), (B) the unaudited consolidated balance sheet of the Target and its Subsidiaries and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarters ended March 31, 2002 and June 30, 2002 (the "UNAUDITED QUARTERLY FINANCIAL STATEMENTS"), (C) the unaudited consolidated balance sheet of the Target and its Subsidiaries and the related consolidated statements of income or operations for the calendar months ended July 31, 2002, August 31, 2002, September 30, 2002 and October 31, 2002 (the "UNAUDITED MONTHLY FINANCIAL STATEMENTS") and (D) the PRO FORMA financial statements of Holdings and its Subsidiaries after giving effect to the transactions contemplated by the Transaction Documents (the "PRO FORMA FINANCIAL STATEMENTS"), all in form and substance satisfactory to the Administrative Agent and the Lenders and prepared in accordance with GAAP.

              (ii) FINANCIAL FORECASTS. The Administrative Agent shall have received financial forecasts with respect to Holdings and its Subsidiaries prepared by a Responsible Officer of each of Holdings and the Borrower, each in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of this Agreement.

              (iii) FINANCIAL CONDITION CERTIFICATE. Holdings and the Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of each of Holdings and the Borrower, that
(A) attached thereto are calculations evidencing compliance, as determined on a PRO FORMA basis as of October 31, 2002 and after giving effect to the transactions contemplated by the Transaction Documents, with the covenants contained in SECTION 8.17 and SECTION 8.18, (B) the PRO FORMA financial statements delivered pursuant to SECTION 5.01(c)(i) and the forecasts delivered pursuant to SECTION 5.01(c)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions, it being understood that forecasts are subject to inherent uncertainties and (C) attached thereto is a calculation of the Consolidated Total Leverage Ratio, determined on a PRO FORMA basis as of the Closing Date and after giving effect to the transactions contemplated by the Transaction Documents, demonstrating to the satisfaction of the Administrative Agent that the Consolidated Total Leverage Ratio is less than 3.50 to 1.00.

              (iv) FINANCIAL DUE DILIGENCE REPORT. The Administrative Agent and the Lenders shall have received the report dated July 22, 2002 prepared by Ernst & Young LLP and the

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subsequent update setting forth the calculation of the revenues and the gross margin of the Loan Parties for the twelve month period ending August 31, 2002 (such calculation to be exclusive of any amounts attributable to the INS Contract).

              (v) SOLVENCY CERTIFICATES. The Administrative Agent and the Lenders shall have received the following (each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders):

                       (A) an opinion by Valuation Research, Inc., in form and substance reasonably satisfactory to the Administrative Agent, as to the financial condition and the solvency of Holdings, the Borrower and the other Guarantors, taken as a whole, after giving effect to the transactions contemplated by the Transaction Documents; and

                       (B) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of each of Holdings and the Borrower, as to the financial condition and the solvency of Holdings, the Borrower and the other Guarantors, taken as a whole, after giving effect to the transactions contemplated by the Transaction Documents;

              (vi) FEES. The Borrower shall have paid (i) all fees and expenses required to be paid on or before the Closing Date and (ii) all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

              (vii) EXISTING CREDIT AGREEMENT. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory thereto, that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and that all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released.

              (viii) OTHER FINANCIAL INFORMATION. The Administrative Agent shall have received any updates or modifications to the financial information previously provided thereto by Holdings and the Borrower, as reasonably requested by the Administrative Agent.

     (d)      THE ACQUISITION.

              (i)      DOCUMENTATION.

                       (A) ACQUISITION DOCUMENTS. The Acquisition Documents shall be in form and substance reasonably satisfactory to the Administrative Agent (including, but not limited to, a cash purchase price not to exceed $183,400,000 (subject to adjustments for changes to working capital, net depreciable assets and accrued contract losses)). All material conditions precedent to complete the Acquisition thereunder shall have been completed or waived with the Administrative Agent's consent such that the Acquisition shall occur contemporaneously with the initial funding under this Agreement on the Closing Date.

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                       (B)    EQUITY PURCHASE AGREEMENT. The Administrative
     Agent shall have received a true and correct copy of the Equity Purchase Agreement.

                       (C) SENIOR SUBORDINATED NOTE DOCUMENTS. The Senior Subordinated Note Documents shall be form and substance reasonably satisfactory to the Administrative Agent.

                       (D) MANAGEMENT AND CONSULTING AGREEMENTS. The Administrative Agent shall have received true and correct copies of (1) the Professional Services Agreement, (2) the Senior Management Agreement, dated as of September 7, 2001, by and among Holdings, the Borrower and Ken S. Bajaj, (3) the Senior Management Agreement, dated as of September 7, 2001, by and among Holdings, the Borrower and Jack Pearlstein, (4) the Senior Management Agreement, dated as of February 15, 2002, by and among Holdings, the Borrower and Steve Solomon, (5) the Consulting Agreement, dated as of January 10, 2002, by and among Holdings, the Borrower and Steve Hanau and
     (6) the Employment Agreement, dated as of September 20, 2002, by and among Holdings, the Borrower and Barbara Barnes.

              (ii) EQUITY CONTRIBUTION, EQUITY ROLLOVER AND SENIOR SUBORDINATED NOTE ISSUANCE.

                       (A) EQUITY CONTRIBUTION. Holdings shall have received, on or prior to the Closing Date, net cash proceeds from the issuance of certain preferred and common equity securities in an aggregate amount of at least $63,600,000, and Holdings shall have contributed such net cash proceeds, on or prior to the Closing Date, to the Borrower (collectively, the "EQUITY CONTRIBUTION"), such Equity Contribution to be on terms and conditions reasonably satisfactory to the Administrative Agent.

                       (B) EQUITY ROLLOVER. Holdings shall have issued, on or prior to the Closing Date, $33,500,000 of preferred stock of Holdings to certain shareholders of the Target (the "EQUITY ROLLOVER"), such Equity Rollover to be on terms and conditions reasonably satisfactory to the Administrative Agent.

                       (C) SENIOR SUBORDINATED NOTE ISSUANCE. The Borrower shall have received, on or prior to the Closing Date, net cash proceeds from the issuance of the Senior Subordinated Notes in an aggregate amount of $44,000,000 (collectively, the "SENIOR SUBORDINATED NOTE ISSUANCE"), such Senior Subordinated Note Issuance to be on terms and conditions reasonably satisfactory to the Administrative Agent.

              (iii) PURCHASE PRICE. The purchase price paid by the Borrower in connection with the Acquisition (including, without limitation, all estimated closing costs) shall not exceed $224,000,000 (subject to adjustments for changes to working capital, net depreciable assets and accrued contract losses).

              (iv) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Transaction Documents or the consummation of the transactions contemplated

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

thereby, or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and the other Loan Documents.

              (v) TRANSACTION CERTIFICATE. The Administrative Agent shall have received a certificate with respect to the Acquisition, the Equity Issuance, the Equity Contribution and the Senior Subordinated Note Issuance, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, identifying each Transaction Document and attaching true, complete and correct copies of such Transaction Documents together with all amendments and modifications thereto.

              (vi) OTHER DOCUMENTS. The Administrative Agent shall have received any other documents reasonably requested thereby in connection with the Acquisition, the Equity Contribution, the Equity Rollover and the Senior Subordinated Note Issuance, and each such document shall be in form and substance reasonably satisfactory to the Administrative Agent.

     (e)      MISCELLANEOUS.

              (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. The Loan Parties shall have received all material governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary (as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby (including, without limitation, the Acquisition, the Equity Contribution, the Equity Rollover and the Senior Subordinated Note Issuance) and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected restrain, prevent or impose any material adverse conditions on any of the Loan Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

              (ii) CORPORATE STRUCTURE AND CAPITALIZATION OF HOLDINGS AND THE BORROWER. The capital and ownership structure and the shareholder arrangements of the Loan Parties, on the Closing Date and on a PRO FORMA basis after giving effect to the transactions contemplated by the Transaction Documents, shall be reasonably satisfactory to the Administrative Agent (and the Administrative Agent and the Lenders shall have received satisfactory evidence that (A) at least 60% of the ownership interest in Holdings shall be owned collectively by GTCR Fund VII and GTCR Co-Invest, (B) all common stock in the Borrower shall be owned by Holdings, and (C) all common stock or other ownership interests in the Borrower's Subsidiaries shall be owned by the Borrower or one or more Subsidiaries thereof).

              (iii) AVAILABILITY. On the Closing Date and after giving effect to the transactions contemplated by the Transaction Documents, the Borrower shall demonstrate that at least $15,000,000 of the Revolving Credit Commitments remains undrawn.

              (iv) DEBT RATINGS. On or prior to the Closing Date, the Borrower shall have received ratings for its senior secured debt of at least B+ from Standard & Poor's Ratings Group,

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a division of The McGraw-Hill Companies, Inc., and B1 from Moody's Investors
Service, Inc., in each case with a stable outlook.

              (v) LOAN NOTICE. The Administrative Agent shall have received a Loan Notice, as applicable, from the Borrower in accordance with SECTION 2.01(b) and SECTION 2.02(b).

              (vi) PROFESSIONAL SERVICES AGREEMENT. The Administrative Agent shall have received the written acknowledgement by the parties to the Professional Services Agreement of the restrictions set forth in SECTION 8.10 and that such restrictions do not constitute a breach of the Professional Services Agreement.

              (vii) OTHER DOCUMENTS. All opinions, certificates and other instruments, and all proceedings in connection with the transactions contemplated by the Transaction Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by the Transaction Documents.

     5.02     CONDITIONS TO ALL CREDIT EXTENSIONS.

     The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and each other Loan Party contained in ARTICLE VI and each other Loan Document that are subject to materiality or Material Adverse Effect qualifications shall be true and correct in all respects and the representations and warranties of the Borrower and each other Loan Party contained in ARTICLE VI and each other Loan Document that are not subject to materiality or Material Adverse Effect qualifications shall be true and correct in all material respects, in each case, on and as of the date of such Credit Extension both before and after giving effect to such proposed Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this
SECTION 5.02, the representations and warranties contained in subsections (a) and (b) of SECTION 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of SECTION 7.01.

     (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     (d) The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

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     Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

     Holdings and the Borrower represent and warrant to the Administrative Agent and the Lenders that:

     6.01     EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

     Holdings and each of its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and, and except as set forth on SCHEDULE 6.01, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as now being conducted and hereafter proposed to be conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, except, in each case, where the failure to have all such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except where the failure to qualify, be licensed and be in good standing could not reasonably be expected to have a Material Adverse Effect and
(d) is in compliance with all Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which Holdings and each of its Subsidiaries is organized and qualified to do business as of the Closing Date are described on SCHEDULE 6.01.

     6.02     AUTHORIZATION; NO CONTRAVENTION.

     The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (except in the case of clauses (b) or (c) where such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect).

     6.03     GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

     (a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except (i) as may be required by Laws

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affecting the offering and sale of securities generally, (ii) filings with the
United States Copyright Office and/or the United States Patent and Trademark Office, (iii) filings under the UCC and/or the Assignment of Claims Act, (iv) the consent of Stamford Computer Group under the equipment lease referred to in
Item 3 of Schedule 8.01 (which will be obtained within 60 days after the Closing
Date) and (v) those notices, consents and authorizations which have been obtained prior to the Closing Date.

     (b) Holdings and each of its Subsidiaries (i) has all Governmental Approvals required by any applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under applicable Law (except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

     6.04     BINDING EFFECT.

     This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     6.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

     (a)      (i)      The Audited Financial Statements (A) were prepared in
accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (B) fairly present in all material respects the financial condition of the Target and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (C) show all indebtedness and other liabilities, direct or contingent, of the Target and its Subsidiaries as of the date thereof, including, without limitation, liabilities for taxes, commitments and Indebtedness, in each case, with respect to this clause (C), to the extent required to be disclosed under GAAP.

              (ii) The Unaudited Quarterly Financial Statements and the Unaudited Monthly Financial Statements (A) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, (B) fairly present in all material respects the financial condition of the Target and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise

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expressly noted therein, and (C) show all indebtedness and other liabilities, direct or contingent, of the Target and its Subsidiaries as of the dates thereof, including, without limitation, liabilities for taxes, commitments and Indebtedness, in each case, with respect to this clause (C), to the extent required to be disclosed under GAAP, subject, in the case of clauses (A) and
(B), to the absence of footnotes and to normal year-end audit adjustments.

     (b) The Pro Forma Financial Statements (A) were prepared in accordance with GAAP, (B) fairly present in all material respects the PRO FORMA financial condition of Holdings and its Subsidiaries as of the Closing Date, and (C) show all PRO FORMA indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the Closing Date, including, without limitation, liabilities for taxes, commitments and Indebtedness, in each case, with respect to this clause (C), to the extent to be disclosed under GAAP, subject, in the case of clauses (A) and (B), to the absence of footnotes and to normal year-end audit adjustments.

     (c) SCHEDULE 6.05 sets forth all material Indebtedness of Holdings and its Subsidiaries as of the Closing Date.

     (d) Since June 30, 2002, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     (e) As of the Closing Date (after giving effect to the Acquisition, the other transactions contemplated by this Agreement and the other Transaction Documents) and after giving effect to each Credit Extension made hereunder, Holdings and each of its Subsidiaries will be Solvent.

     6.06     LITIGATION.

     There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, (other than the existing proceeding to terminate the Proxy Agreement) or
(b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     6.07     NO DEFAULT.

     Neither Holdings nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or an Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     6.08     OWNERSHIP OF PROPERTY; LIENS.

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     Holdings and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of Holdings and its Subsidiaries delivered pursuant to
SECTION 7.01, except those which have been disposed of by Holdings or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. The property of Holdings and its Subsidiaries is subject to no Liens, other than Liens permitted by SECTION 8.01.

     6.09     ENVIRONMENTAL COMPLIANCE.

     (a) The properties owned, leased or operated by Holdings and each of its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of applicable Environmental Laws or (ii) could give rise to liability under applicable Environmental Laws, except where, in the case of clauses (i) or (ii), such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (b) Holdings and each of its Subsidiaries and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could reasonably be expected to interfere with the continued operation of such properties or impair the fair saleable value thereof, except for any such noncompliance or contamination that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (c) Neither Holdings nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does Holdings or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened, except where such violation, alleged violation, non-compliance, liability or potential liability which is the subject of such notice could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (d) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by Holdings and its Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which Holdings and its Subsidiaries are or will be named as a potentially responsible party with respect to such

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properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Holdings or any of its Subsidiaries or such properties or such operations, except where such proceeding, action, decree, order or other requirement could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

     (f) There has been no release, or to the best of Holdings' and the Borrower's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by Holdings or any of its Subsidiaries, now or in the past, in violation of or in amounts or in a manner that could reasonably expected to give rise to liability under Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     6.10     INSURANCE.

     The properties of Holdings and each of its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of Holdings or the Borrower (unless such insurance is provided on an arms-length basis), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Holdings and such Subsidiaries operates.

     6.11     TAXES.

     Holdings and each of its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Such tax returns and reports accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of Holdings and its Subsidiaries and no Governmental Authority has asserted any Lien or other claim against any Holdings or any of its Subsidiaries with respect to unpaid taxes which has not been discharged or resolved, in each case, except as could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Holdings and its Subsidiaries in respect of federal, state, local and other taxes for the Fiscal Year 2002 and Fiscal Years occurring thereafter, Holdings and its Subsidiaries are in the judgment of Holdings and the Borrower adequate, and Holdings and the Borrower do not anticipate any material amount of additional taxes or assessments for any of such years. There is no proposed tax assessment against Holdings or any of its Subsidiaries that would, if made, reasonably be expected to have a Material Adverse Effect.

     6.12     ERISA COMPLIANCE.

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     (a)      As of the Closing Date, neither the Borrower nor any ERISA
Affiliate maintains or contributes to, or has any obligation under, any Pension Plans or Multiemployer Plans other than those identified on SCHEDULE 6.12(a).

     (b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws and (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Furthermore, the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (c) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (d) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) except as disclosed on SCHEDULE 6.12(d), neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vi) except as could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code.

     6.13     SUBSIDIARIES.

     As of the Closing Date, Holdings has no Subsidiaries other than those specifically disclosed in Part (a) of SCHEDULE 6.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of SCHEDULE 6.13. As of the Closing Date, the capitalization of Holdings and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on SCHEDULE 6.13. Except as described on SCHEDULE 6.13, all outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries of Holdings and the number of shares owned by each as of the Closing Date are described on SCHEDULE 6.13. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options,

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securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of Holdings or its Subsidiaries, except as described on SCHEDULE 6.13.

     6.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) Neither Holdings nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X issued by the FRB.

     (b) Neither Holdings nor any of its Subsidiaries or any Person Controlling Holdings or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended, and the Borrower is not an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended.

     6.15     DISCLOSURE.

     The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which Holdings or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of Holdings or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, pro forma financial information and estimated financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     6.16     COMPLIANCE WITH LAWS.

     Holdings and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently

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conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.17     INTELLECTUAL PROPERTY; LICENSES, ETC.

     Holdings and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Holdings and the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Holdings or any of its Subsidiaries infringes upon any IP Rights held by any other Person. Except as specifically disclosed in SCHEDULE 6.17, to the best knowledge of the Holdings and the Borrower: (i) no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any material IP Rights, and (ii) neither Holdings nor any of its Subsidiaries is liable to any Person for infringement under applicable Law with respect to any such IP Rights as a result of its business operations.

     6.18     EMPLOYEE RELATIONS.

     Holdings and each of its Subsidiaries has not had an undue level of employee attrition in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on SCHEDULE 6.18. Holdings and the Borrower know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its respective employees or those of its respective Subsidiaries.

     6.19     MATERIAL GOVERNMENT CONTRACTS.

     SCHEDULE 6.19 sets forth a complete and accurate list of all Material Government Contracts of Holdings and its Subsidiaries in effect as of the Closing Date (except for classified Material Government Contracts which may not be disclosed to third parties pursuant to the express written terms thereof). Other than as set forth in SCHEDULE 6.19, each such Material Government Contract in existence on the Closing Date is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be in full force and effect as of the Closing Date in accordance with the terms thereof. Holdings and its Subsidiaries have made available for review by the Administrative Agent a true and complete copy of each Material Government Contract required to be listed on SCHEDULE 6.19 (except for classified Material Government Contracts which may not be disclosed to third parties pursuant to the express written terms thereof). As of the Closing Date, neither Holdings nor any of its Subsidiaries (nor, to the knowledge of Holdings and the Borrower, any other party thereto) is in breach of or in default under any Material Government Contract, except where such breach or default could not reasonably be expected to have a Material Adverse Effect.

     6.20     BURDENSOME PROVISIONS.

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     Neither Holdings nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries presently anticipates that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to Holdings, the Borrower or any Subsidiary or to transfer any of its assets or properties to Holdings, the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents, the Equity Purchase Agreement, the Subordinated Debt Documents, documentation executed in connection with certain capital leases or applicable Law.

     6.21     SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

     All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII.
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnity obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall, and shall cause each of their Subsidiaries to:

     7.01     FINANCIAL STATEMENTS.

     Deliver to the Administrative Agent (for further delivery by the Administrative Agent to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

     (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within 90 days after the end of each Fiscal Year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with

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generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

     (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Quarter and for the portion of Holdings' Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, but in any event within 20 days after the end of each calendar month, a consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such calendar month, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such calendar month and for the portion of Holdings' Fiscal Year then ended, all in reasonable detail; PROVIDED that the delivery requirement set forth in this subsection (c) shall terminate and no longer be required after the closing and funding of an IPO.

     (d) ANNUAL BUSINESS PLAN AND FINANCIAL PROJECTIONS. Beginning for Fiscal Year 2004, as soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, a business plan of Holdings and its Subsidiaries for the ensuing twelve (12) calendar months, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of Holdings to the effect that, to the best of such officer's knowledge, such projections are good faith estimates (utilizing reasonable assumptions made in light of then existing circumstances) of the financial condition and operations of Holdings and its Subsidiaries for such period (it being understood that projections are subject to inherent uncertainties).

As to any information referred to in this SECTION 7.01 and contained in materials furnished pursuant to SECTION 7.02(f), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

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     7.02     CERTIFICATES; OTHER INFORMATION.

     Deliver to the Administrative Agent (for further delivery by the Administrative Agent to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in SECTION 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default existing under Section 8.17 of this Agreement or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in SECTION 7.01(a) and SECTION 7.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of each of Holdings and the Borrower;

     (c) as soon as available, but in any event within twenty (20) days after the end of each calendar month (and, upon the occurrence and during the continuation of a Default, on a more frequent basis if requested by the Administrative Agent), a duly completed Borrowing Base Certificate signed by a Responsible Officer of each of Holdings and the Borrower as of the last Business Day of such month;

     (d) as soon as available, but in any event within twenty (20) days after the end of each calendar month (and, upon the occurrence and during the continuation of a Default, on a more frequent basis if requested by the Administrative Agent), an accounts receivable aging report listing all Accounts of the Borrower and its Subsidiaries as of the last Business Day of such month which report shall include the amount and age of each Account Debtor and such other information as the Administrative Agent may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent. Within thirty (30) days upon the request of the Administrative Agent at any time after the occurrence and during the continuance of a Default or Event of Default, the Borrower shall provide the name and mailing address of each Account Debtor to the Administrative Agent;

     (e) promptly upon the receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Holdings by independent accountants in connection with the accounts or books of Holdings or any Subsidiary, or any audit of any of them;

     (f) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings generally, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

     (g) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request; and

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     (h)      within twenty (20) days after the end of each Fiscal Quarter (and, upon the occurrence and during the continuation of a Default, on a more frequent basis if requested by the Administrative Agent), a list of (A) all Material Government Contracts which have (i) been completed or have lapsed, expired or terminated or (ii) been entered into (except for classified Material Government Contracts which may not be disclosed to third parties pursuant to the express written terms thereof) or (B) all Federal Governmental Prime Contracts, and where applicable delivery and task orders under any Federal Governmental Prime Contract, which have become Material Government Contracts (except for classified Material Government Contracts which may not be disclosed to third parties pursuant to the express written terms thereof), in each case, since the most recent list provided by the Borrower and signed by a Responsible Officer of the Borrower.

     Documents required to be delivered pursuant to SECTION 7.01(a) or (b) or
SECTION 7.02(c), (d) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings' website on the Internet at the website address listed on SCHEDULE 12.02; or (ii) on which such documents are posted on Holdings' behalf on another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or attached to an email sent to Administrative Agent's email address; PROVIDED that: (i) Holdings shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Holdings shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Holdings and the Borrower shall be required to provide paper copies of the Compliance Certificates and Borrowing Base Certificates required by SECTION 7.02(b) and
SECTION 7.02(c) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates and Borrowing Base Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings and the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     7.03     NOTICES.

     Promptly, upon knowledge thereof, notify the Administrative Agent and each
Lender:

     (a)      of the occurrence of any Default or Event of Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including the commencement of, or any material development in, any litigation or proceeding affecting Holdings or any of its Subsidiaries, including pursuant to any applicable Environmental Laws which if determined adversely could reasonably be expected to result in a Material Adverse Effect;

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     (c)      of the occurrence of any ERISA Event;

     (d) of any material change in accounting policies or financial reporting practices by Holdings or any of its Subsidiaries; and

     (f)      of any of the events described in Section 2.06(e).

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of each of Holdings and the Borrower setting forth details of the occurrence referred to therein and stating what action Holdings and the Borrower has taken and proposes to take with respect thereto. The Borrower shall use reasonable efforts to ensure that each notice pursuant to SECTION 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     7.04     PAYMENT OF OBLIGATIONS.

     Pay and discharge as the same shall become due and payable, (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

     7.05     PRESERVATION OF EXISTENCE, ETC.

     (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by SECTION 8.04 or SECTION 8.05;
(b) take all commercially reasonable actions required to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its issued patents and registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.06     MAINTENANCE OF PROPERTIES.

     (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.07     MAINTENANCE OF INSURANCE.

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     In addition to the specific insurance requirements of the Security
Documents, maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and the Required Lenders not Affiliates of Holdings or the Borrower (unless such insurance is provided on an arms-length basis), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     7.08     COMPLIANCE WITH LAWS.

     Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, (except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted), and maintain in full force and effect all Governmental Approvals applicable to it or to its business or property, except where the failure to so comply or maintain such Governmental Approval could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     7.09     ENVIRONMENTAL LAWS

     In addition to and without limiting the generality of SECTION 7.08, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where the failure to conduct or complete such actions, or comply with such orders or directions, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Holdings or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

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     7.10     COMPLIANCE WITH ERISA.

     In addition to and without limiting the generality of SECTION 7.08, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Plan in such a manner that will not incur any tax liability under Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent's request such information about any Plan as may be reasonably requested by the Administrative Agent.

     7.11     COMPLIANCE WITH AGREEMENTS.

     Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, all Material Government Contracts and any other Contractual Obligation, in each case, the failure to comply with which could reasonably be expected to have a Material Adverse Effect; PROVIDED, that Holdings or any such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

     7.12     BOOKS AND RECORDS.

     (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Holdings or such Subsidiary, as the case may be, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

     7.13     INSPECTION RIGHTS.

     Except with respect to information and records which Holdings, the Borrower and their Subsidiaries may not under applicable Law disseminate or disclose to the Administrative Agent and the Lenders, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Holdings (including, without limitation, the right to conduct up to two (2) field audits and examinations of the books, records, accounts, inventory and other assets of Holdings, the Borrower and their Subsidiaries in any calendar year). So long as no Default or Event of Default has occurred and is continuing, only the two (2) semi-annual field audits and examinations referred to above shall be at the expense of Holdings and the Borrower. Upon the

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occurrence and during the continuation of a Default or Event of Default, the
Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Holdings and the Borrower at any time during normal business hours and without advance notice.

     7.14     USE OF PROCEEDS.

     Use the proceeds of the Credit Extensions (a) for general corporate purposes, (b) to finance a portion of the purchase price of the Acquisition, (c) to finance future Permitted Acquisitions and (d) the other purposes described herein, and not in contravention of any Law or of any Loan Document.

     7.15     ADDITIONAL SUBSIDIARIES.

     (a) ADDITIONAL DOMESTIC SUBSIDIARIES. Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary of the Borrower, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a counterpart of the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) deliver to the Administrative Agent a duly executed Joinder Agreement and comply with the terms of each Security Document, (c) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of SECTION 5.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) and (b)) and (d) deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

     (b) ADDITIONAL FOREIGN SUBSIDIARIES. Notify the Administrative Agent at the time that any Person becomes a Foreign Subsidiary of the Borrower, and promptly thereafter (and in any event within 30 days), cause (a) the applicable Loan Party to deliver to the Administrative Agent a supplement to the Security Documents pledging sixty-five percent (65%) of the total outstanding ownership interest or capital stock of such new Foreign Subsidiary and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the capital stock of such new Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (b) such Person to deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of SECTION 5.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) and (b)), and (c) such Person to deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

     7.16     SWAP CONTRACTS.

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     Upon the earlier to occur of (a) thirty (30) days following the consummation of an IPO and (b) one (1) year after the Closing Date, execute Swap Contracts with respect to interest rate exposure with durations of at least two
(2) years and with an aggregate notional principal amount thereunder equal to at least fifty percent (50%) of the outstanding amount of Consolidated Funded Indebtedness on the date such Swap Contracts are executed and with a Lender or other counterparty reasonably satisfactory to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent; PROVIDED that so long as the Senior Subordinated Notes bear interest at a fixed rate of interest, such Indebtedness shall count towards such fifty percent (50%) requirement.

     7.17     PROCEEDS OF EQUITY OR INDEBTEDNESS; ESCROW AND INDEMNIFICATION
PAYMENTS.

     (a) Within three (3) days after the date of receipt by Holdings of the Net Cash Proceeds from the offering of equity securities of Holdings or the issuance of Indebtedness by Holdings, Holdings shall promptly contribute such Net Cash Proceeds to the Borrower as equity (unless Holdings is permitted to use such proceeds to fund transactions permitted pursuant to SECTIONS 8.06(c), and 8.10) and, to the extent required pursuant to SECTION 2.06(e), the Borrower shall apply such amounts received to repay outstanding Loans.

     (b) Within three (3) days after the date of receipt by Holdings of (i) any indemnification payment made pursuant to the Acquisition Agreement and the other Acquisition Documents or (ii) any payment or distribution under the Escrow Agreement (as defined in the Acquisition Agreement), Holdings shall promptly contribute any such payment or distribution to the Borrower as equity.

     7.18     FURTHER ASSURANCES.

     Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                  ARTICLE VIII.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnity obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall not, nor permit any of their Subsidiaries to, directly or indirectly:

     8.01     LIENS.

     Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

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     (a)      Liens pursuant to any Loan Document;

     (b) Liens existing on the date hereof and listed on SCHEDULE 8.01 and any renewals or extensions thereof, PROVIDED that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 8.03(c);

     (c) Liens for taxes, assessments, charges or other government levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, tenders, trade contracts, liability to insurance carriers and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, contractual or warranty obligations and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 10.01(h) or securing appeal or other surety bonds related to such judgments;

     (i) Liens securing Indebtedness permitted under SECTION 8.03(f); PROVIDED that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

     (j) any interest or title of a lessor, sublicensor, or licensor under any lease or license entered into in the ordinary course of business and covering only the assets so leased or licensed;

     (k) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Holdings or its Subsidiaries;

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     (l)      contractual or statutory Liens of landlords or Liens of suppliers
(including sellers of goods);

     (m) rights of setoff or bankers' liens upon deposits of cash in favor of banks or other financial institutions; PROVIDED such bank or other financial institution has executed and delivered a deposit account control agreement with respect to such deposits pursuant to the Collateral Agreement;

     (n) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; and

     (o) Liens on tangible property or tangible assets of the Borrower and its Subsidiaries acquired pursuant to a Permitted Acquisition, or on tangible property or tangible assets of any Subsidiary of the Borrower which are in existence at the time that such Subsidiary of the Borrower is acquired pursuant to a Permitted Acquisition (PROVIDED that such Liens (i) are not incurred in connection with, or in anticipation of, such Permitted Acquisition, (ii) are not "blanket" or all asset Liens, and (iii) do not attach to any other property or assets of the Borrower and its Subsidiaries).

     8.02     INVESTMENTS.

     Make any Investments, except:

     (a) Investments held by the Borrower and its Subsidiaries in the form of cash equivalents or short-term marketable securities;

     (b) advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

     (c) Investments of Holdings in the Borrower, Investments of the Borrower in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in another Subsidiary Guarantor;

     (d) Investments by the Borrower and its Subsidiaries consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (e)      Guarantees by the Borrower and its Subsidiaries permitted by
SECTION 8.03;

     (f) Investments by the Borrower or any Subsidiary thereof in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person (each, a "PERMITTED ACQUISITION"); PROVIDED that:

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              (i)      the Person to be acquired shall be a going concern,
     engaged in a business, or the assets to be acquired shall be used in a business which is similar or complimentary to the line of business of the Borrower and its Subsidiaries as required pursuant to SECTION 8.08;

              (ii) the Borrower or such Subsidiary (unless the Person to be acquired complies with SECTION 7.15), as applicable, shall be the surviving Person and no Change in Control shall have been effected thereby;

              (iii) the Borrower shall have delivered written notice of such proposed acquisition to the Administrative Agent (for delivery by the Administrative Agent to the Lenders) and the Lenders, which notice shall include the proposed closing date of such proposed acquisition, not less than twenty (20) calendar days prior to such proposed closing date;

              (iv) the Borrower shall have delivered to the Administrative Agent copies of (A) the Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be delivered to the Administrative Agent promptly upon the finalization thereof, and (B) the Permitted Acquisition Diligence Information, which shall be in form and substance reasonably satisfactory to the Administrative Agent, not less than ten (10) calendar days prior to the proposed closing date of such proposed acquisition;

              (v) the Borrower shall have certified on or before the closing date of such proposed acquisition, in writing and in a form reasonably acceptable to the Administrative Agent and the Lenders, that such proposed acquisition has been approved by the board of directors or equivalent governing body of the Person to be acquired;

              (v) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed acquisition;

              (vi)     the Borrower shall have complied with SECTION 7.15;

              (vii) the Borrower shall have delivered to the Administrative Agent (for delivery by the Administrative Agent to the Lenders) and the Lenders a Compliance Certificate dated as of the closing date of such proposed acquisition demonstrating, in form and substance reasonably satisfactory thereto, PRO FORMA compliance with each covenant contained in
     SECTION 8.17 and SECTION 8.18 (both before and after giving effect to such proposed acquisition);

              (viii) the Borrower shall have at least $5,000,000 in availability under the Borrowing Limit after giving effect to such proposed acquisition;

              (ix) the Person to be acquired shall demonstrate positive Consolidated EBITDA (calculated with respect to such Person notwithstanding the definition thereof) for the most recent one (1) year period then ended, both prior to such proposed acquisition and after giving effect thereto, by providing the Administrative Agent and

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     Lenders copies of the most recent financial statements and projections, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

              (x) the Person to be acquired is not subject to material pending litigation which could reasonably be expected to have a Material Adverse Effect; and

              (xi) the Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such proposed acquisition if (A) prior to the closing and funding of an IPO, (1) the aggregate purchase price of such acquisition or series of related acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments (valued at an amount to be agreed upon between the Borrower and the Administrative Agent), seller financing or deferred payments, but excluding working capital adjustments in an aggregate amount not to exceed ten percent (10%) of the aggregate purchase price of such acquisition) exceeds $5,000,000 or (2) the aggregate purchase price of all acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments (valued at an amount to be agreed upon between the Borrower and the Administrative Agent), seller financing or deferred payments, but excluding working capital adjustments in an aggregate amount not to exceed ten percent (10%) of the aggregate purchase price of such acquisition) consummated during the term of this Agreement (including, without limitation, such proposed acquisition) exceeds $15,000,000 and (B) after the closing and funding of an IPO, (1) the aggregate purchase price of such acquisition or series of related acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments (valued at an amount to be agreed upon between the Borrower and the Administrative Agent), seller financing or deferred payments, but excluding working capital adjustments in an aggregate amount not to exceed ten percent (10%) of the aggregate purchase price of such acquisition) exceeds $15,000,000 or
     (2) the aggregate purchase price of all acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments (valued at an amount to be agreed upon between the Borrower and the Administrative Agent), seller financing or deferred payments, but excluding working capital adjustments in an aggregate amount not to exceed ten percent (10%) of the aggregate purchase price of such acquisition) consummated during the term of this Agreement (including, without limitation, such proposed acquisition and all acquisitions consummated prior to the closing and funding of an IPO) exceeds $40,000,000;

     (g) loans by the Borrower and its Subsidiaries to officers, directors and employees of Borrower and its Subsidiaries to facilitate their purchase of stock or options in Holdings;

     (h) loans by the Borrower and its Subsidiaries to Holdings to the extent such amount could also be made as a distribution permitted under 8.06(c);

     (i) intercompany loans made by the Borrower to Subsidiary Guarantors, among Subsidiary Guarantors or to the Borrower from its Subsidiaries;

     (j) Investments by the Borrower and its Subsidiaries received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers;

     (k) Investments arising as a result of the Borrower or its Subsidiaries entering into Swap Agreements permitted pursuant to SECTION 8.03(e);

     (l) Investments by the Borrower and its Subsidiaries constituting endorsements for collection or deposit in the ordinary course of business;

     (m) Investments by the Borrower and its Subsidiaries in deposit accounts opened in the ordinary course of business; PROVIDED that the applicable depository bank or other financial institution has executed and delivered a deposit account control agreement with respect to such deposit accounts pursuant to the Collateral Agreement;

     (n) Investments by the Borrower and its Subsidiaries consisting of accounts receivable, payments or other credits and other Investments and extensions of credit arising in the ordinary course of business and consistent with past practices (including, and without limitation, endorsement of negotiable instruments);

     (o) Investments by the Borrower and its Subsidiaries in the form of promissory notes acquired in connection with Dispositions permitted pursuant to
Section 8.05 (PROVIDED that (i) the aggregate outstanding amount of all such Investments shall not exceed $500,000 at any one time and (ii) any such Investment shall be due and payable within eighteen (18) months of the date of execution of such Investment); and

     (p) other Investments by the Borrower and its Subsidiaries not exceeding $1,000,000 in the aggregate in any Fiscal Year of the Borrower.

     8.03     INDEBTEDNESS.

     Create, incur, assume or suffer to exist any Indebtedness, except:

     (a)      Indebtedness under the Loan Documents;

     (b) Indebtedness (i) under the Senior Subordinated Notes in an aggregate principal amount not to exceed the aggregate principal amount outstanding on the Closing Date, LESS any repayment or prepayment thereof, and
(ii) any refinancings, refundings, renewals or extensions thereof; PROVIDED that
(A) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (B) such refinancing, refunding, renewal or extension shall be (I) on subordination terms at least as favorable to the Lenders, (II) no more restrictive on the Borrower and its Subsidiaries than such Indebtedness being refinanced, refunded, renewed or extended and (III) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

     (c) Indebtedness of the Borrower and its Subsidiaries outstanding on the date hereof and not otherwise permitted under this SECTION 8.03 and listed on SCHEDULE 8.03 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders, (B) no more restrictive on the Borrower and its Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

     (d) Guarantees of Holdings, the Borrower and its Subsidiaries in respect of Indebtedness otherwise permitted hereunder of the Borrower and its Subsidiaries or in respect of ordinary course obligations (other than Indebtedness) incurred in the ordinary course of business;

     (e) obligations (contingent or otherwise) of the Borrower and its Subsidiaries existing or arising under any Swap Contract; PROVIDED that (i) such obligations are (or were) entered into by such Person pursuant to this Agreement or in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (f) Indebtedness of the Borrower and its Subsidiaries in respect of capital leases and purchase money obligations for fixed or Capital Assets within the limitations set forth in SECTION 8.01(i) (i) which is outstanding on the date hereof and listed on SCHEDULE 8.03 and any refinancings, refundings, renewals or extensions thereof and (ii) which is incurred after the date hereof (PROVIDED, HOWEVER, that the aggregate amount of all such Indebtedness which is incurred pursuant to this clause (ii) shall not at any one time outstanding shall exceed $5,000,000);

     (g) Indebtedness of the Borrower and its Subsidiaries in the form of intercompany loans permitted in SECTION 8.02(i);

     (h) Indebtedness consisting of promissory notes issued by Holdings and its Subsidiaries to current or former officers, directors and employees or their spouses or estates of Holdings or its Subsidiaries to purchase or redeem capital stock or options of Holdings; PROVIDED that any such promissory note is subordinated to the Obligations under this Agreement on terms and conditions reasonably acceptable to the Administrative Agent;

     (i) Indebtedness acquired or assumed by Borrower and its Subsidiaries in connection with any Permitted Acquisition;

     (j) Indebtedness of the Borrower and its Subsidiaries under performance bonds, surety bonds, statutory obligations or appeal bonds or with respect to workers' compensation claims or other bonds permitted under SECTION 8.01(e) or SECTION 8.01(f);

     (k) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness of the Borrower and its Subsidiaries in the form of additional Indebtedness with the same terms;

     (l) Indebtedness of Holdings and its Subsidiaries that may be deemed to exist under the Acquisition Agreement as a result of Holdings' obligation to pay working capital adjustments thereunder;

     (m) Indebtedness incurred by Holdings and its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of Holdings and its Subsidiaries pursuant to agreements in connection with acquisitions or dispositions of any business, assets or Subsidiary, in each case solely to the extent permitted hereunder;

     (n) unsecured Indebtedness incurred in the ordinary course of business to finance insurance premiums, in an aggregate amount not to exceed $1,500,000 outstanding at any one time; and

     (o) unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $500,000 at any time outstanding; PROVIDED that the Borrower and its Subsidiaries shall have complied with the requirements of SECTION 2.06(e).

     8.04     FUNDAMENTAL CHANGES.

     Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary of the Borrower may merge with (i) the Borrower (PROVIDED that the Borrower shall be the continuing or surviving Person), or
(ii) any one or more other Subsidiaries of the Borrower (PROVIDED that when any Subsidiary Guarantor is merging with another Subsidiary of the Borrower, the Subsidiary Guarantor shall be the continuing or surviving Person unless such other Subsidiary becomes a Subsidiary Guarantor);

     (b) any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary of the Borrower; PROVIDED that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Borrower or a Subsidiary Guarantor which has satisfied all relevant requirements of SECTION 7.15; and

     (c) mergers of Subsidiaries of the Borrower in connection with Permitted Acquisitions.

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

     8.05     DISPOSITIONS.

     Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions by the Borrower and its Subsidiaries of damaged, obsolete, unusable or worn out property, whether now owned or hereafter acquired, or surplus equipment acquired in connection with the Acquisition, which such surplus equipment is no longer necessary to the conduct of the operations of the Borrower and its Subsidiaries as a result of the consolidation of operations following the Acquisition, in each case, in the ordinary course of business;

     (b) Dispositions by the Borrower and its Subsidiaries of (i) inventory in the ordinary course of business and (ii) equipment procured on behalf of a customer in the ordinary course of business and pursuant to a (A) purchase order, (B) written contract or (C) other express agreement;

     (c) Dispositions by the Borrower and its Subsidiaries of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property within one hundred and eighty (180) days after receipt thereof, or have been committed to be reinvested within such one hundred eighty
(180) day period and are thereafter actually reinvested within two hundred seventy (270) days after the receipt thereof;

     (d) Dispositions by any Subsidiary of the Borrower of property to the Borrower or to any other Subsidiary of the Borrower which has satisfied any relevant requirements of SECTION 7.15; PROVIDED that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Subsidiary Guarantor;

     (e)      Dispositions by the Borrower and its Subsidiaries permitted by
SECTION 8.04;

     (f) licenses of IP Rights by the Borrower and its Subsidiaries in the ordinary course of business;

     (g) Dispositions by the Borrower and its Subsidiaries not to exceed $2,000,000 in the aggregate during the term of this Agreement;

     (h) sales or discounts or receivables by the Borrower and its Subsidiaries in the ordinary course of business;

     (i) the lease or license of real or personal property by the Borrower and its Subsidiaries in the ordinary course of business;

     (j) Dispositions by the Borrower and its Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Borrower and its Subsidiaries; and

     (k) Dispositions by the Borrower or any Subsidiary thereof, of assets acquired in connection with any Permitted Acquisition that the Borrower or such Subsidiary intended to sell at the time of such Permitted Acquisition; PROVIDED (i) such assets were identified in writing to the Administrative Agent at the time of such Permitted Acquisition and (ii) the aggregate fair market value of such assets does NOT exceed fifteen percent (15%) of the aggregate purchase price paid in connection with such Permitted Acquisition (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn-out payments (valued at an amount to be agreed upon between the Borrower and the Administrative Agent), seller financing, deferred payments or equity issued) and (iii) the Net Cash Proceeds from each such Disposition shall be applied to the mandatory prepayment of the Loans in accordance with SECTION 2.06(e);

     (l) other Dispositions of property by the Borrower and its Subsidiaries in the ordinary course of business or as otherwise permitted by the Required Lenders; PROVIDED that the Net Cash Proceeds from each such Disposition shall be applied to the mandatory prepayment of the Loans in accordance with
SECTION 2.06(e);

PROVIDED, HOWEVER, that any Disposition pursuant to clauses (a) through (g) shall be for fair market value.

     8.06     RESTRICTED PAYMENTS.

     Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that as long as no Default or Event of Default is continuing or would result therefrom:

     (a) each Subsidiary of the Borrower may make Restricted Payments to the Borrower and to wholly-owned Domestic Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Domestic Subsidiary of the Borrower and to each other owner of capital stock or other equity interests of such Subsidiary of the Borrower on a PRO RATA basis based on their relative ownership interests);

     (b) the Borrower and each Subsidiary of the Borrower may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

     (c) the Borrower may declare and make (and each Subsidiary of the Borrower may declare and make to enable the Borrower to do the same) dividend payments to Holdings so that Holdings may (i) pay corporate operating (including, without limitation, directors fees and expenses) and overhead expenses in the ordinary course of business, (ii) pay any taxes which are due and payable in the ordinary course of business by the Loan Parties as part of the consolidated group, (iii) pay indemnification claims made by an officer or director or shareholder of Holdings; (iv) purchase capital stock or options from present or former employees, officers, directors or consultants of Holdings or its Subsidiaries or their respective estates, spouses or family members upon the death, disability or termination of employment of such employee, officer, director or consultant, or make payments with respect to Indebtedness used to repurchase such capital stock or options (PROVIDED that the aggregate amount of payments under this clause (iv) shall not exceed $2,500,000 in any Fiscal Year PLUS (A) proceeds of key-man life insurance maintained by Holdings on the life of the Person with respect to whom such repurchase is made, (B) notes permitted to be issued pursuant to SECTION 8.03(h) and (C) equity proceeds not subject to any prepayment requirements and which have not previously funded any repurchase pursuant to this SECTION 8.06(c)(iv); PROVIDED FURTHER that (i) the cancellation of debt shall not constitute a redemption and (ii) the consideration for the purchase of capital stock or options pursuant to this clause (iv) may include the issuance of another equity security); (v) pay fees due and owning under the Professional Services Agreement, subject to the restrictions set forth in 8.10; and (vi) make payments pursuant to the Acquisition Agreement or any other agreement relating to a Permitted Acquisition in the nature of working capital adjustments; and

     (d) Subsidiaries of the Borrower may make dividends or other distributions to the Borrower or to another Subsidiary Guarantor.

     8.07     LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK.

     Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due (unless such redemption or repurchase is contingent (unless such contingency has been satisfied) not required prior to the date that is six (6) months after the later of the Revolving Credit Maturity Date or the Term Loan Maturity Date).

     8.08     CHANGE IN NATURE OF BUSINESS.

     (a) With respect to the Borrower and its Subsidiaries, engage in any material line of business substantially different from those lines of business conducted by Holdings, the Borrower and their Subsidiaries on the date hereof or any business substantially complementary related or incidental thereto.

     (b) With respect to Holdings, engage in any business, operations or activities other than holding the capital stock of the Borrower and the employment of senior management (which senior management may perform management functions on behalf of Holdings and its Subsidiaries in the ordinary course of business, including corporate development, acquisition planning, strategic planning, client development, due diligence activities and accounting functions).

     8.09     ACCOUNTING CHANGES; ORGANIZATIONAL DOCUMENTS.

     (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP; or

     (b) Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any respect to the rights or interests of the Lenders.

     8.10     TRANSACTIONS WITH AFFILIATES.

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

     Enter into any transaction of any kind with any Affiliate of Holdings or the Borrower, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to Holdings, the Borrower or such Subsidiary as would be obtainable by Holdings, the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, (b) the transactions entered into pursuant to the Equity Purchase Agreement, the Senior Management Agreements, the Acquisition Documents, (including, without limitation, the Transitional Services Agreement),
(c) transactions otherwise permitted hereunder, (d) customary indemnities to officers and directors and (e) payments to the Sponsor, pursuant to the Professional Services Agreement, consisting of (i) a management fee not to exceed $300,000 per year, (ii) a placement fee not to exceed on percent (1%) of any equity raised by Holdings after the Closing Date and (iii) out-of-pocket fees and expenses in connection with the performance of its obligations under the Professional Services Agreement and in connection with any financing of Holdings; PROVIDED, that no Default shall have occurred and be continuing or would result from the making of any such payment, it being understood that any such fees not paid as a result of this proviso (herein the "BLOCKED FEES") and expenses may, notwithstanding any such Default, continue to accrue, and may be payable, subject to the provisions of this SECTION 8.10, upon the cure or waiver of any such Default.

     8.11     BURDENSOME AGREEMENTS.

     Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary of the Borrower to make Restricted Payments to the Borrower or any Subsidiary Guarantor or to otherwise transfer property (other than limitations applicable under SECTION 8.03(f) with respect to the Capital Asset which is the subject of such Indebtedness) to the Borrower or any Subsidiary Guarantor, (ii) of Holdings or any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of Holdings or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person (except, with respect to clause (iii), as set forth in the Senior Subordinated Note Documents and the Equity Purchase Agreement); PROVIDED, HOWEVER, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under
SECTION 8.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; (b) contains covenants more restrictive than the provisions of Articles VII and VIII; or (c) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

     8.12     USE OF PROCEEDS.

     Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     8.13     IMPAIRMENT OF SECURITY INTERESTS.

     Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Liens permitted under SECTION 8.01 and Dispositions permitted under SECTION 8.05.

     8.14     AMENDMENTS, PAYMENTS AND PREPAYMENTS OF SUBORDINATED INDEBTEDNESS.

     (a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Indebtedness (including, without limitation, the Senior Subordinated Notes), including, without limitation, any amendment or modification to (i) increase the maximum principal amount of the Senior Subordinated Notes or any other obligations thereunder or increase the interest rate applicable thereto, (ii) change any date upon which payments of principal or interest on any Senior Subordinated Note or other obligations thereunder are due to an earlier date, (iii) add or make more restrictive any event of default or any covenant with respect to the Senior Subordinated Notes or any other obligations thereunder (other than proportional amendments to the covenants thereunder corresponding to and made in connection with an amendment to the covenants set forth herein), (iv) change any redemption or prepayment provision of the Senior Subordinated Notes or any other payment obligations thereunder to an earlier date or add any additional events requiring such redemption, payment or prepayment, (v) alter the subordination provisions with respect to the Bridge Loan Obligations or other Subordinated Obligations (each as defined in the Bridge Loan Agreement) or the Loan Obligations or other Subordinated Obligations (each as defined in the Investment Agreement Senior Subordinated), including, without limitation, subordinating any such obligation to any Indebtedness other than the Obligations, (vi) grant or suffer any holder of Senior Subordinated Notes to acquire any Lien or security interest in any assets of Holdings, the Borrower or any of their respective Subsidiaries or any other assets securing the Obligations, (vii) change or amend any other term of the Senior Subordinated Notes or any other obligations thereunder if such change or amendment would result in a default or event of default under this Agreement or the other Loan Documents, (viii) extend the maturity date of the Senior Subordinated Bridge Notes to be later than the first anniversary of the Closing Date; PROVIDED, that if prior to such first anniversary, Holdings has filed a registration statement on Form S-1 (or successor form) with the SEC with respect to an IPO and such registration statement has not been withdrawn prior to such first anniversary, such maturity date may be extended until the earlier of (A) February 28, 2004 or (B) the date of withdrawal of such registration statement or (ix) any other term or provision of the Senior Subordinated Notes, which amendment or modification would in any way materially adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.

     (b) Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) any Subordinated Indebtedness, other than (A) prepayment of the Senior Subordinated Notes pursuant to SECTION 2.06(e)(vii), (B) refinancing of the Senior Subordinated Notes pursuant to SECTION 8.03(b), and (C) regularly scheduled payments of accrued interest on the Senior Subordinated Notes, to the extent such payments are permitted under the applicable subordination provisions set forth in the Subordinated Note Agreement (PROVIDED that, with respect to this clause (C), accrued interest payments that may be paid in cash, paid in kind or capitalized, in each case at the option of the Borrower, shall be deemed to be regularly scheduled payments of accrued interest).

     8.15     ACQUISITION DOCUMENTS.

     Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplementation of) any of the terms or provisions of the Acquisition Documents in any respect which would materially adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.

     8.16     EQUITY PURCHASE AGREEMENT.

     Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplementation of) any of the terms or provisions of the Equity Purchase Agreement in any respect which would materially adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.

     8.17     FINANCIAL COVENANTS.

     (a) CONSOLIDATED TOTAL LEVERAGE RATIO. Permit the Consolidated Total Leverage Ratio at any time during any period of four (4) consecutive Fiscal Quarters set forth below to be greater than:

              (i) during any period prior to the closing and funding of an IPO, the ratio set forth below opposite such period:

                                                                        Maximum Consolidated Total
     Four Fiscal Quarters Ending                                             Leverage Ratio
     ---------------------------------------------------------------------------------------------
     Closing Date through and including September 30, 2003                     4.00 to 1.00
     October 1, 2003 through and including September 30, 2004                  3.75 to 1.00
     October 1, 2004 and thereafter                                            3.50 to 1.00

              (ii) during any period after the closing and funding of an IPO, 2.50 to 1.00.

     (b) CONSOLIDATED SENIOR LEVERAGE RATIO. Permit the Consolidated Senior Leverage Ratio at any time during any period of four (4) consecutive Fiscal Quarters to be greater than the ratio set forth below opposite such period (PROVIDED that the covenant set forth in this subsection (b) shall terminate and no longer be tested after the closing and funding of an IPO):

                                                                       Maximum Consolidated Senior
     Four Fiscal Quarters Ending                                             Leverage Ratio
     ---------------------------------------------------------------------------------------------
     Closing Date through and including June 30, 2003                        2.75 to 1.00
     July 1, 2003 through and including December 31, 2003                    2.50 to 1.00
     January 1, 2004 through and including December 31, 2004                 2.25 to 1.00
     January 1, 2005 and thereafter                                          2.00 to 1.00

     (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio at any time during any period of four (4) consecutive Fiscal Quarters to be less than 1.25 to 1.00.

     (d) MINIMUM CONSOLIDATED EBITDA. Permit Consolidated EBITDA for during any period of four (4) consecutive Fiscal Quarters to be less than the amounts set forth below opposite such period:

                                                                           Minimum Consolidated
     Four Fiscal Quarters Ending                                                 EBITDA
     -------------------------------------------------------------------------------------------
     Closing Date through and including December 31, 2002                      $ 35,000,000
     January 1, 2003 through and including March 31, 2003                      $ 34,500,000
     April 1, 2003 through and including June 30, 2003                         $ 32,500,000
     July 1, 2003 through and including September 30, 2003                     $ 31,000,000
     October 1, 2003 through and including December 31, 2003                   $ 33,700,000
     January 1, 2004 through and including December 31, 2004                   $ 35,200,000
     January 1, 2005 through and including December 31, 2005                   $ 37,700,000
     January 1, 2006 through and including December 31, 2006                   $ 39,700,000
     Thereafter                                                                $ 42,400,000

PROVIDED that (i) the minimum Consolidated EBITDA amounts set forth in this subsection (d) shall be adjusted by the Administrative Agent following any Permitted Acquisition to reflect increases to Consolidated EBITDA from such Permitted Acquisition and (ii) the covenant set forth in this subsection (d) shall terminate and no longer be tested upon after the receipt by the

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Administrative Agent of a Compliance Certificate and supporting financial information, all in form and substance satisfactory to the Administrative Agent, demonstrating a Consolidated Total Leverage Ratio equal to or less than 2.25 to 1.00.

     8.18     CAPITAL EXPENDITURES.

     Make or become legally obligated to make any Capital Expenditures (excluding normal replacements and maintenance which are properly charged to current operations), except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for Holdings and it Subsidiaries (a) from October 1, 2002 through and including December 31, 2002, $4,000,000, and
(b) during any Fiscal Year, $10,000,000; PROVIDED that all Capital Expenditures incurred in the ordinary course of business for the purpose of maintaining or replacing existing Capital Assets shall not exceed $2,500,000 in the aggregate for Holdings and its Subsidiaries during any Fiscal Year (commencing with Fiscal Year 2003); PROVIDED FURTHER that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the Fiscal Year (commencing with Fiscal Year
2003) for which it is permitted above, may be carried over for expenditure in the next following Fiscal Year.

                                   ARTICLE IX.
                              GUARANTY OF HOLDINGS

     9.01     GUARANTY OF OBLIGATIONS.

     Holdings hereby unconditionally guarantees to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower, including all of the foregoing, being hereinafter collectively referred to as the "GUARANTEED OBLIGATIONS").

     9.02     NATURE OF GUARANTY.

     (a) Holdings agrees that this Parent Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Parent Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

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              (i)      the genuineness, validity, regularity, enforceability or
     any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which Holdings, the Borrower, any Subsidiary thereof or any Affiliate thereof is or may become a party;

              (ii) the absence of any action to enforce this Parent Guaranty, this Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Parent Guaranty, this Agreement or any other Loan Document;

              (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

              (iv) any structural change in, restructuring of or similar change of Holdings, the Borrower or any of their Subsidiaries; or

              (v) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by Holdings that its obligations under this Parent Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations (other than contingent indemnity obligations) and the termination of the Commitments.

     (b) Holdings represents, warrants and agrees that its obligations under this Parent Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

     (c) Holdings hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Parent Guaranty, and all dealings between Holdings, the Borrower and any of the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Parent Guaranty.

     9.03     WAIVERS.

     To the extent permitted by law, Holdings expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

     (a) rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Guaranteed Obligations against the Borrower or any other Person or against any security for or

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other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, Holdings;

     (b) any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

     (c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Holdings of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Parent Guaranty;

     (d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by law, the benefit of all provisions of law which are or might be in conflict with the terms of this Parent Guaranty; and

     (e) any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon, or acceptance of, this Parent Guaranty.

     Holdings agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Parent Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Parent Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and, but for this Parent Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into this Agreement and the other Loan Documents.

     9.04     MODIFICATION OF LOAN DOCUMENTS, ETC.

     Neither the Administrative Agent nor any Lender shall incur any liability to Holdings as a result of any of the following, and none of the following shall impair or release this Parent Guaranty or any of the obligations of Holdings under this Parent Guaranty:

     (a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

     (b) any action under or in respect of this Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained herein or therein or available to any of them at law, in equity or otherwise, or waiver or refrain from exercising any such remedies, powers or privileges;

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     (c)      any amendment or modification, in any manner whatsoever, of this
Agreement or the other Loan Documents;

     (d) any extension or waiver of the time for performance by Holdings, the Borrower, any Subsidiary Guarantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under this Agreement or any other Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

     (e) any taking and holding of security or collateral for the payment of the Guaranteed Obligations or any sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or any Lender has been granted a Lien, to secure any Indebtedness of Holdings, the Borrower, any Subsidiary Guaranty or any other Person to the Administrative Agent or any Lender;

     (f) any release anyone who may be liable in any manner for the payment of any amounts owed by Holdings, the Borrower, any Subsidiary Guarantor or any other Person to the Administrative Agent or any Lender;

     (g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Holdings, the Borrower, any Subsidiary Guarantor or any other Person are subordinated to the claims of the Administrative Agent or any Lender; or

     (h) any application of any sums by whomever paid or however realized to any amounts owing by Holdings, the Borrower, any Subsidiary Guarantor or any other Person to the Administrative Agent or any Lender on account of the Guaranteed Obligations in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion.

     9.05     DEMAND BY ADMINISTRATIVE AGENT.

     In addition to the terms set forth in this ARTICLE IX, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under this Agreement are declared to be immediately due and payable, then Holdings shall, upon demand in writing therefor by the Administrative Agent to Holdings, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Notwithstanding the foregoing, Holdings agrees that, in the event of the dissolution or insolvency of Holdings, the Borrower or any Subsidiary Guarantor, or the inability or failure of Holdings, the Borrower or any Subsidiary Guarantor to pay debts as they become due, or an assignment by Holdings, the Borrower or any Subsidiary Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of Holdings, the Borrower or any Subsidiary Guarantor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, Holdings will pay to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, forthwith the full amount which would be payable hereunder by Holdings if all such Guaranteed Obligations were then due and payable.

     9.06     REMEDIES.

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     Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against Holdings its obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the other Loan Documents or otherwise.

     9.07     REINSTATEMENT.

     Holdings agrees that, if any payment made by the Borrower or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Administrative Agent or any Lender to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, Holdings or any Subsidiary Guarantor, under any applicable Law or equitable cause, then, to the extent of such payment or repayment, Holdings' liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Parent Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing Holdings' liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Parent Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Holdings in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

     9.08     PAYMENTS.

     Payments by Holdings shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent's Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

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     9.09     NO SUBROGATION.

     Until all amounts owing to the Administrative Agent and the Lenders on account of the Guaranteed Obligations are paid in full and the Commitments are terminated, Holdings hereby waives any claims or other rights which it may now or hereafter acquire against the Borrower that arise from the existence or performance of Holdings' obligations under this Parent Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of the Administrative Agent or the Lenders against the Borrower or any Collateral which the Administrative Agent or the Lenders now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Holdings on account of such rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Holdings in trust for the Administrative Agent, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth herein.

                                   ARTICLE X.
                         EVENTS OF DEFAULT AND REMEDIES

     10.01    EVENTS OF DEFAULT.

     Any of the following shall constitute an Event of Default:

     (a) NON-PAYMENT. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any Commitment Fee or other fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) SPECIFIC COVENANTS. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of SECTION 7.01, SECTION 7.02, SECTION 7.03, SECTION 7.05, SECTION 7.10, SECTION 7.12,
SECTION 7.13, SECTION 7.15 or SECTION 7.16 or ARTICLE VIII; or

     (c) OTHER DEFAULTS. The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection
(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent; or

     (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party

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herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or materially misleading when made or deemed made; or

     (e)      CROSS-DEFAULT.

              (i) Holdings, the Borrower or any Subsidiary (A) fails after all applicable grace periods to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or
(B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

              (ii) There occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Holdings, the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Holdings, the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

              (iii) Holdings, the Borrower or any Subsidiary shall default in the payment when due, or in the performance or observance, of any material obligation or material condition of any Contractual Obligation the result of which could reasonably be expected to have a Material Adverse Effect, unless, but only as long as, the existence of any such default is being contested by Holdings, the Borrower or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of Holdings, the Borrower or any such Subsidiary to the extent required by GAAP; or

     (f) INSOLVENCY PROCEEDINGS, ETC. Holdings, the Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

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     (g)      INABILITY TO PAY DEBTS; ATTACHMENT. (i) Holdings, the Borrower or
any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h) JUDGMENTS. There is entered against Holdings, the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not paid or covered by indemnification or independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ENVIRONMENTAL. Holdings, the Borrower or any Subsidiary shall incur any Environmental Liability and such liability would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

     (j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Holdings, the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (k) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

     (l)      CHANGE OF CONTROL. There occurs any Change of Control;

     (m) PROXY AGREEMENT. The failure of the Proxy Agreement to be terminated (or amended in form and substance reasonably satisfactory to the Administrative Agent) on or prior to the date that is one hundred and eighty
(180) days after the Closing Date (as such deadline may be extended upon the consent of the Administrative Agent (such consent not to be unreasonably withheld));

     (n) SENIOR SUBORDINATED NOTES. The Senior Subordinated Rollover Notes shall not have been issued on or prior to the maturity of the Senior Subordinated Bridge Notes (as such maturity date may be extended pursuant to the terms of the Senior Subordinated Note Agreement

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and subject to Section 8.14), unless the Senior Subordinated Bridge Notes shall have been previously paid in full in a manner permitted under this Agreement.

     (o)      J.G. VAN DYKE & ASSOCIATES, INC.

              (i) J.G. Van Dyke & Associates, Inc. shall (A) engage in any business, operations or activities or (B) hold any material assets.

              (ii) Holdings, the Borrower or any Subsidiary thereof shall make any Investment in, or Disposition to, J.G. Van Dyke & Associates, Inc.

              (iii) The failure of Holdings, the Borrower and their Subsidiaries to dissolve J.G. Van Dyke & Associates, Inc. within ninety
     (90) days of the Closing Date (such dissolution to be in form and substance satisfactory to the Administrative Agent).

     10.02    REMEDIES UPON EVENT OF DEFAULT.

     If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     10.03    APPLICATION OF FUNDS.

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     After the exercise of remedies provided for in SECTION 10.02 (or after the
Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 10.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under ARTICLE IV) payable to the Administrative Agent in its capacity as such;

     SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under ARTICLE IV), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

     THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them;

     FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH held by them;

     FIFTH, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

     SIXTH, to payment of that portion of the Obligations constituting termination payments due in respect of a Swap Contract with any with any Person that is a Lender or an Affiliate thereof at the time such Swap Contract was executed, ratably among the Lenders in proportion to the respective amounts described in this clause SIXTH held by them; and

     LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to SECTION 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FIFTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE XI.
                              ADMINISTRATIVE AGENT

     11.01    APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement

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and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other
Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this ARTICLE X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     11.02    DELEGATION OF DUTIES.

     The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

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     11.03    LIABILITY OF ADMINISTRATIVE AGENT.

     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     11.04    RELIANCE BY ADMINISTRATIVE AGENT.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in SECTION 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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     11.05    NOTICE OF DEFAULT.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with ARTICLE X; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     11.06    CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE
AGENT.

     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     11.07    INDEMNIFICATION OF ADMINISTRATIVE AGENT.

     Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person for, from and against any and all Indemnified

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Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower and the other Loan Parties. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

     11.08    ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     11.09    SUCCESSOR ADMINISTRATIVE AGENT.

     The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower; PROVIDED that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the

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retiring Administrative Agent, L/C Issuer and Swing Line Lender and the
respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE XI and SECTION 12.04 and
SECTION 12.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders in consultation with the Borrower appoint a successor agent as provided for above.

     11.10    ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTION 2.04(i) and SECTION 2.04(j), SECTION
3.02 and SECTION 12.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent

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and its agents and counsel, and any other amounts due the Administrative Agent under SECTION 3.02 and SECTION 12.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     11.11    COLLATERAL AND GUARANTY MATTERS.

     The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to SECTION 12.01, if approved, authorized or ratified in writing by the Required Lenders;

     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by SECTION 8.01(i); and

     (c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this SECTION 11.11.

     11.12    OTHER AGENTS; ARRANGERS AND MANAGERS.

     None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                  ARTICLE XII.
                                  MISCELLANEOUS

     12.01    AMENDMENTS, ETC.

     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in SECTION 5.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 10.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this SECTION 12.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

     (e) change SECTION 3.06 or SECTION 10.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

     (g) release Holdings from its obligations under the Parent Guaranty without the written consent of each Lender;

     (h) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement without the written consent of each Lender except to the extent pursuant to a transaction permitted under SECTION 8.04 or 8.05; or

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     (i)      release all or a material portion of the Collateral or release any
Security Document (other than asset sales permitted pursuant to SECTION 8.05 and as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     12.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

              (i) if to Holdings, the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
SCHEDULE 12.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

              (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; PROVIDED, HOWEVER, that notices and other communications to the Administrative Agent, the L/C

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Issuer and the Swing Line Lender pursuant to ARTICLE II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in SECTION 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be effective for any other purpose.

     (d) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender for, from and against all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     12.03    NO WAIVER; CUMULATIVE REMEDIES.

     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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     12.04    ATTORNEY COSTS, EXPENSES AND TAXES.

     Each of Holdings and the Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and all reasonable out-of-pocket expenses incurred in connection with the development, preparation, negotiation, execution, filing, recording and insurance of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable out-of-pocket costs and reasonable out-of-pocket expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable out-of-pocket costs and reasonable out-of-pocket expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
SECTION 12.04 shall be payable within thirty Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     12.05    INDEMNIFICATION.

     Whether or not the transactions contemplated hereby are consummated, each of Holdings and the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") for, from and against any and all actual liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, reasonable out-of-pocket costs, expenses and disbursements (including, without limitation, Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (PROVIDED that each of Holdings and the Borrower shall not be obligated to reimburse any Lender (other than the Administrative Agent) for legal fees and expenses incurred prior to the Closing Date in connection with the negotiation and closing of the Loan Documents), (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Holdings, the Borrower or any Subsidiary, or any Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of,

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preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or any of their respective directors, officers, employees, advisors or agents. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this SECTION 12.05 shall be payable within thirty Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     12.06    PAYMENTS SET ASIDE.

     To the extent that any payment by or on behalf of Holdings, the Borrower or any Subsidiary is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     12.07    SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Holdings and the Borrower may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this
Section 12.07 (and any other attempted assignment or transfer by any party hereto shall be

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null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection
(g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 4.01, SECTION 4.04, SECTION 4.05,
SECTION 12.04 and SECTION 12.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the

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Lenders, and the Commitments of, and principal amounts of the Loans and L/C
Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or Holdings, the Borrower or any of their Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to SECTION 12.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTION 4.01, SECTION 4.04 and SECTION 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
SECTION 12.09 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 3.06 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under SECTION 4.01 or 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 4.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 12.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g)      As used herein, the following terms have the following meanings:

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              "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a
     Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include Holdings, the Borrower or any of their Affiliates or Subsidiaries.

              "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

              "APPROVED FUND" means any Fund that is administered or managed by
     (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, PROVIDED that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
SECTION 12.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans bearing interest at the Base Rate or fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Revolving Credit Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.05(c).

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     12.08    CONFIDENTIALITY.

     Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms hereof); (b) to the extent requested by any regulatory authority (provided that to the extent practical, such Person being requested or required to disclose such information shall provide advance notice to the Borrower (however, such Person shall have no liability for any failure to provide such notice)); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that to the extent practical, such Person being requested or required to disclose such information shall provide advance notice to the Borrower (however, such Person shall have no such liability for any failure to provide such notice)); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section prior to disclosure, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the prior written consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; PROVIDED that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information; PROVIDED that such degree of care is no less than a reasonable degree of care.

     12.09    SET-OFF.

     In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to Holdings, the Borrower or any other Loan

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Party, any such notice being waived by Holdings and the Borrower (on their own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

     12.10    INTEREST RATE LIMITATION.

     Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     12.11    COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.12    INTEGRATION.

     This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     12.13    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall

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survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     12.14    SEVERABILITY.

     If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12.15    TAX FORMS.

     (a)      (i)      Each Lender that is not a "United States person" within
the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent and the Borrower, on or prior to the Closing Date (or, with respect to an assignment of an interest herein, on or prior to the effective date of such assignment), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent and the Borrower such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

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              (ii)     Each Foreign Lender, to the extent it does not act or
ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

              (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under SECTION 4.01 (a) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this SECTION 12.15(a) or (b) if such Lender shall have failed to satisfy the foregoing provisions of this SECTION 12.15(a); PROVIDED that if such Lender shall have satisfied the requirement of this SECTION 12.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this SECTION 12.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to SECTION 4.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

              (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this SECTION 12.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may, notwithstanding SECTION 4.01, withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Borrower or the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any

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jurisdiction on the amounts payable to the Administrative Agent under this
Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     12.16    REPLACEMENT OF LENDERS.

     Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to SECTION 12.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; PROVIDED, HOWEVER, that if the Borrower elects to exercise such right with respect to any Lender pursuant to SECTION 4.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to SECTION 4.01 or
4.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to SECTION 4.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

     12.17    GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES DISTRICT COURTS OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES

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PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE
BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     12.18    WAIVER OF RIGHT TO TRIAL BY JURY.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     12.19    ENTIRE AGREEMENT.

     This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

                            [Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               DIGITALNET, INC.,
                               as the Borrower


                               By: /s/ Jack Pearlstein
                                   --------------------------------------------
                               Name:  Jack Pearlstein
                               Title: Chief Financial Officer, Treasurer and
                                      Secretary


                               DIGITALNET HOLDINGS, INC.,
                               as a Guarantor


                               By: /s/ Jack Pearlstein
                                   --------------------------------------------
                               Name:  Jack Pearlstein
                               Title: Chief Financial Officer, Treasurer and
                                      Secretary

                               BANK OF AMERICA, N.A.,
                               as Administrative Agent


                               By: /s/ Michael Brashler
                                   --------------------------------------------
                               Name:  Michael Brashler
                               Title: Senior Agency Officer

                                        2
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                               BANK OF AMERICA, N.A.,
                               as Lender, L/C Issuer and Swing Line Lender


                               By: /s/ Barbara P. Levy
                                   --------------------------------------------
                               Name:  Barbara P. Levy
                               Title: Senior Vice President

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                               MADISON CAPITAL FUNDING LLC,
                               as Syndication Agent and Lender


                               By: /s/ Hugh J. Wade
                                   --------------------------------------------
                               Name:  Hugh J. Wade
                               Title: Senior Managing Director

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                               MERRILL LYNCH CAPITAL, a division of
                               Merrill Lynch Business Financial Services Inc., as Documentation Agent and Lender


                               By: /s/ Tamara Roehm
                                   --------------------------------------------
                               Name:  Tamara Roehm
                               Title:  Vice President

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                                 [OTHER LENDERS]

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